Exhibit 4.1

UNIFIED WESTERN GROCERS, INC.

$40,000,000 IN AGGREGATE PRINCIPAL AMOUNT

OF

7.157% AMENDED AND RESTATED

SENIOR SECURED NOTES DUE 2016

and

$46,000,000 IN AGGREGATE PRINCIPAL AMOUNT

OF

6.421% AMENDED AND RESTATED

SENIOR SECURED NOTES DUE 2016

and

$6,333,402.39 IN AGGREGATE PRINCIPAL AMOUNT

OF

SENIOR SECURED NOTES DUE 2008

AND

$4,500,000 IN AGGREGATE PRINCIPAL AMOUNT

OF

SENIOR SECURED NOTES DUE 2009

AMENDED AND RESTATED

NOTE PURCHASE AGREEMENT

Dated as of January 3, 2006

TABLE OF CONTENTS

		Page
SECTION 1.	ISSUANCE OF NOTES	1
§1.1.	Authorization of the Notes	1
§1.2.	Maturity of and Interest on the Notes	1
§1.3.	Purchase and Sale of the Notes	1
§1.4.	Use of Proceeds	2
§1.5.	Terms and Conditions of the Notes	2
§1.6.	Application of Payments	3
§1.7.	Security for the Notes	4
§1.8.	No Set-off or Counterclaim	4
§1.9.	Taxes	5
§1.10.	Definitions, etc	5

SECTION 2.	CONDITIONS TO CLOSING	7
§2.1.	Representations and Warranties	7
§2.2.	Performance; No Default	7
§2.3.	Compliance Certificates	7
§2.4.	Opinions of Counsel	8
§2.5.	Purchase Permitted By Applicable Law, etc.	8
§2.6.	Exchange of Prior Notes; Sale of Tranche B Notes	8
§2.7.	Debt Documents; Other Agreements	8
§2.8.	Security Filings	8
§2.9.	Tax Lien and Judgment Lien Searches	9
§2.10.	No Liens on the Property	9
§2.11.	Title Insurance	9
§2.12.	Payment of Special Counsel Fees	9
§2.13.	Private Placement Number	9
§2.14.	Changes in Corporate Structure	9
§2.15.	Changes in Indebtedness	9
§2.16.	Insurance	9
§2.17.	Environmental Questionnaires	9
§2.18.	Proceedings and Documents	10
§2.19.	Merger	10
§2.20.	Revolving Debt Financing	10
§2.21.	Financial Statements; Projections	11
§2.22.	No Material Adverse Change	11

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	10
§3.1.	Organization; Power and Authority	10
§3.2.	Authorization, etc.	10
§3.3.	Disclosure	10
§3.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates	11
§3.5.	Financial Statements	11
§3.6.	Compliance with Laws, Other Instruments, etc.	12
§3.7.	Governmental Authorizations, etc.	12

§3.8.	Litigation; Observance of Agreements, Statutes and Orders	12
§3.9.	Taxes	12
§3.10.	Title to Property; Leases	13
§3.11.	Licenses, Permits, etc.	13
§3.12.	Compliance with ERISA; Multiemployer Plans	14
§3.13.	Private Offering by the Company	15
§3.14.	Use of Proceeds; Margin Regulations	15
§3.15.	Existing Indebtedness; Future Liens	15
§3.16.	Foreign Assets Control Regulations, etc.	15
§3.17.	Status under Certain Statutes	15
§3.18.	Environmental Matters	16
§3.19.	Event of Default	16
§3.20.	Solvency	16
§3.21.	Address	17
§3.22.	Insurance	17
§3.23.	Representations and Warranties in Related Documents	17
§3.24.	Other Names	17
§3.25.	Flood Hazard Area	17
§3.26.	No Condemnations	17
§3.27.	Improvements Constructed in Compliance with Law	17
§3.28.	Certificates of Occupancy; Condition of Improvements	19
§3.29.	Water Sources	20
§3.30.	Sewage Connections	20
§3.31.	Utilities Connections	20
§3.32.	Drains in Compliance	20
§3.33.	Trash Collection	20
§3.34.	No Nuisance	20
§3.35.	Easements and Utility Services	20
§3.36.	Year 2000 Issues	20
§3.37.	Patronage Dividend Certificates	21

SECTION 4.	REPRESENTATIONS OF THE PURCHASERS	18
§4.1.	Purchase for Investment	18
§4.2.	Source of Funds	18

SECTION 5.	INFORMATION AS TO THE COMPANY	19
§5.1.	Financial and Business Information	19
§5.2.	Officer’s Certificate	23
§5.3.	Accountants’ Certificates	23
§5.4.	Inspection	26

SECTION 6.	PREPAYMENT OF THE NOTES	24
§6.1.	Required Prepayments	24
§6.2.	Optional Prepayments with Make-Whole Amount	24
§6.3.	Allocation of Partial Prepayments	24

§6.4.	Maturity; Surrender, etc.	25
§6.5.	Purchase of Notes	25
§6.6.	Make-Whole Amount	25
§6.7.	Restrictions on Prepayment	26

SECTION 7.	AFFIRMATIVE COVENANTS	27
§7.1.	Compliance with Law	27
§7.2.	Insurance	27
§7.3.	Maintenance of Properties	29
§7.4.	Payment of Taxes and Claims	31
§7.5.	Corporate Existence, Designation of Subsidiaries, etc.	31
§7.6.	Keeping of Records and Books of Account	32
§7.7.	ERISA	32
§7.8.	Additional Subsidiary Guarantors	32
§7.9.	Maintenance of Office	32
§7.10.	Change in Name	32
§7.11.	Indemnification	33
§7.12.	Post Closing Items	34
§7.13.	Year 2000 Issues	39

SECTION 8.	NEGATIVE COVENANTS	34
§8.1.	Transactions with Affiliates	34
§8.2.	Consolidation and Merger	35
§8.3.	Disposal of Ownership of a Subsidiary	35
§8.4.	Sale of Assets, Etc.	35
§8.5.	Liens	37
§8.6.	Financial Covenants	37
§8.7.	Maintenance of Business	40
§8.8.	Tax Consolidation	40

SECTION 9.	EVENTS OF DEFAULT	40

SECTION 10.	REMEDIES ON DEFAULT, ETC.	43
§10.1.	Acceleration	43
§10.2.	Remedies Upon an Event of Default	44
§10.3.	Waiver of Appraisement, Valuation, etc.	45
§10.4.	Waiver of Marshaling and Other Defenses	45
§10.5.	Rescission of Acceleration	45
§10.6.	Remedies Cumulative	46
§10.7.	Discontinuance of Proceedings	46
§10.8.	Costs and Expenses, Attorneys’ Fees, etc. of the Noteholders	46
§10.9.	No Waiver, etc.	46
§10.10.	Compromise of Actions, etc.	47
§10.11.	Right of the Noteholders to Perform the Company’s Covenants, etc.	47

SECTION 11.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES	47
§11.1.	Registration of Notes	47
§11.2.	Transfer and Exchange of Notes	48
§11.3.	Replacement of Notes	48
§11.4.	Effect of Transfer or Exchange	48

SECTION 12.	PAYMENTS ON NOTES	49
§12.1.	Place of Payment	49
§12.2.	Home Office Payment	49
§12.3.	Set Off	49
§12.4.	Sharing of Payments	49

SECTION 13.	EXPENSES; INDEMNITY	50
§13.1.	Transaction Expenses	50
§13.2.	Indemnity For Funds Availability At Closing	50
§13.3.	Survival	51

SECTION 14.	SURVIVAL OF REPRESENTATIONS; ENTIRE AGREEMENT	51

SECTION 15.	AMENDMENT AND WAIVER	51
§15.1.	Requirements	51
§15.2.	Solicitation of Holders of Notes	51
§15.3.	Binding Effect, etc.	52
§15.4.	Notes held by Company	52

SECTION 16.	NOTICES	52

SECTION 17.	REPRODUCTION OF DOCUMENTS	53

SECTION 18.	CONFIDENTIAL INFORMATION	53

SECTION 19.	SUBSTITUTION OF PURCHASER	54

SECTION 20.	INTERPRETATION OF AGREEMENT	54
§20.1.	Definitions	54
§20.2.	Directly or Indirectly	54
§20.3.	Accounting Terms	54
§20.4.	Independence of Covenants	55
§20.5.	Headings	55

SECTION 21.	MISCELLANEOUS	55
§21.1.	Successors and Assigns	55
§21.2.	Payments Due on Non-Business Days	55
§21.3.	No Partnership	55
§21.4.	Severability	55

§21.5.	Construction	55
§21.6.	Counterparts	55
§21.7.	Additional Security	56
§21.8.	Integration	56
§21.9.	Governing Law	56
§21.10.	Consent to Jurisdiction and Service of Process	56
§21.11.	Waiver of Trial by Jury	57

UNIFIED WESTERN GROCERS, INC.

5200 Sheila Street

Commerce, CA 90040

Telephone: (323) 264-5200

Telecopy: (323) 266-4051

AMENDED AND RESTATED

NOTE PURCHASE AGREEMENT

Dated as of January 3, 2006

To each of the Purchasers Listed

in Schedule I Hereto (the “Purchasers”)

Ladies and Gentlemen:

The undersigned, Unified Western Grocers, Inc., a California corporation (the “Company” or “Unified”), hereby agrees with you as follows:

SECTION 1. BACKGROUND; ISSUANCE OF NOTES

§1.1. Existing Documents. The Company and the Purchasers are parties to the Existing Note Purchase Agreement and the Purchasers are the holders of the Existing Notes. The parties confirm that the aggregate outstanding principal balance of the Existing Notes on the date hereof is $90,667,215.18 and all accrued interest on the Existing Notes through December 31, 2005 has been paid. The parties have agreed to restructure the maturity, interest rates and certain other provisions of the Existing Notes, and amend the Existing Note Purchase Agreement, by amending and restating in their entirety the Existing Notes (except the Continuing Notes, which shall not be amended and restated and the holders of which have consented hereto) (the Existing Notes other than the Continuing Notes being referred to herein as the “Blended Notes”) as part of the Tranche A Notes and the Tranche B Notes provided for herein and amending and restating the Existing Note Purchase Agreement with this Agreement.

§1.2. Authorization of the Notes. The Company has duly authorized (a) the issuance of $40,000,000 in aggregate principal amount of its 7.157% Amended and Restated Senior Secured Notes due 2016 (the “Tranche A Notes”) to be issued under, and substantially in the form set forth in Exhibit A-1 to, this Agreement, and (b) the issuance and sale of $46,000,000 in aggregate principal amount of its 6.421% Amended and Restated Senior Secured Notes due 2016 (the “Tranche B Notes”) to be issued under, and substantially in the form set forth in Exhibit A-2 to, this Agreement. The Tranche A Notes, the Tranche B Notes and the Continuing Notes are collectively referred to herein as the “Notes.”

§1.3. Maturity of and Interest on the Notes. Each Tranche A Note and each Tranche B Note shall have a stated maturity date of January 1, 2016 (the “New Notes Maturity Date”). The maturity date of the Continuing Notes shall continue to be April 1, 2008 or October 1, 2009, as set forth in the relevant Note, and any reference therein to the Tranche A

Maturity Date or the Tranche B Maturity Date shall continue to be a reference to those definitions in the Existing Note Purchase Agreement (the “Continuing Notes Maturity Date”). Each Note shall bear interest and otherwise be in the form and payable as set forth in this Agreement.

§1.4. Purchase and Sale of the Notes.

(a) The Company agrees to issue and sell to you the Tranche A Notes and the Tranche B Notes, and upon and subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, you agree to accept the Tranche A Notes and the Tranche B Notes in consideration of your (i) surrendering and returning to the Company the Blended Notes, which on the date hereof have an aggregate principal balance of $79,833,812.79, and the Tranche A Notes and the Tranche B Notes shall amend and restate the Blended Notes, and (ii) funding to the Company, at par, in immediately available funds, the amount of $6,166,187.21. Accordingly, on the Closing Date, the aggregate outstanding principal balance of the Notes shall be $96,833,402.39. The specific amounts of Tranche A Notes and Tranche B Notes to be purchased by each Purchaser are set forth on Schedule I hereto. The sale and purchase of the Notes shall be held at the offices of Bingham McCutchen LLP (“Purchasers’ Counsel”), Three Embarcadero Center, San Francisco, California 94111, at 10:00 a.m., P.S.T., at a closing (the “Closing”) on January 6, 2006, or on such other Business Day thereafter on or prior to January 10, 2006, as may be agreed upon by the Company and the Purchasers.

(b) On the Closing Date, the Company will issue and deliver to you one or more Tranche A Notes and Tranche B Notes registered in your name or the name of your nominee and in the aggregate principal amount or amounts specified for the applicable Notes opposite your name in Schedule I hereto, duly executed by the manual signature of one of its authorized officers and dated the applicable Closing Date. On the Closing Date, each of the Purchasers shall surrender to the Company the Blended Note(s) registered in its name or the name of its nominee, and the Company acknowledges at such time the indebtedness represented by the Blended Notes shall thereafter be represented in the Tranche A Notes and the Tranche B Notes, and each of the Purchasers shall execute any documents reasonably requested by the Company to evidence the restatement of the Blended Notes, the Existing Note Purchase Agreement and the documents executed in connection therewith. The Company shall cancel each of the Blended Notes surrendered to it in its custody and shall place a legend on the front page of each such Blended Note that the indebtedness and the terms thereof represented by this Note is now set forth in the Tranche A Notes or Tranche B Notes issued on the Closing Date.

(c) If on the Closing Date the Company shall fail to tender any of the Notes to you as provided above in this Section 1.4, or any of the conditions specified in Section 2 shall not have been fulfilled to your satisfaction, at your election you shall be relieved of all obligations under this Agreement without thereby waiving any other rights you may have by reason of such failure or such nonfulfillment.

§1.5. Use of Proceeds. The proceeds of the sale of the Tranche A Notes and the Tranche B Notes shall be used by the Company for general corporate purchases.

§1.6. Terms and Conditions of the Notes.

(a) Each Tranche A Note issued hereunder shall be substantially in the form annexed hereto as Exhibit A-1 and shall be due on the New Notes Maturity Date. Each Tranche B Note issued hereunder shall be substantially in the form annexed hereto as Exhibit A-2 and shall be due on the New Notes Maturity Date. The form of the Continuing Notes shall not be changed and the terms thereof shall remain unchanged except as set forth herein. Each of the Notes shall bear interest from the Closing Date until such Note shall become due and payable in accordance with the terms thereof or hereof (whether at maturity, by acceleration or otherwise).

(b) From the Closing Date to the New Notes Maturity Date, the Tranche A Notes shall bear interest at the fixed rate of 7.157% per annum. From the Closing Date to the New Notes Maturity Date, the Tranche B Notes shall bear interest at the fixed rate of 6.421% per annum. The Continuing Notes with a maturity date of April 1, 2008 shall continue to bear interest at 7.72% per annum, and the Continuing Notes with a maturity date of October 1, 2009 shall continue to bear interest at 8.71% per annum. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If the Company shall have paid or agreed to pay any interest or premium on any of the Notes in excess of that permitted by law, then it is the express intent of the Company and the holder thereof that all excess amounts previously paid or to be paid by the Company be applied to reduce the principal balance of such Note and that the provisions of such Note immediately be deemed reformed and the amounts thereafter collectable thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law but also so as to permit the recovery of the fullest amount otherwise called for thereunder.

(c) Payment of principal and interest on the Notes shall be as follows:

(i) Accrued interest on the Tranche A Notes, the Tranche B Notes and the Continuing Notes shall be due and payable on the first Business Day of each month (each, an “Installment Date”), commencing on the first Installment Date after the Closing Date. Accrued interest on the Blended Notes shall be paid on the first Installment Date after the Closing Date along with interest accrued on the Tranche A Notes and the Tranche B Notes since the Closing Date.

(ii) On each Installment Date commencing on the first Installment Date after the Closing Date, the Company will pay equal monthly installments of principal and accrued interest on the Continuing Notes having a Continuing Notes Maturity Date of April 1, 2008 in the aggregate amount of $106,715.91 (the “Continuing Notes Amortization Payment”) without payment of the Make-Whole Amount or any premium.

(iii) All principal of the Continuing Notes having a Continuing Notes Maturity Date of October 1, 2009 shall be due on such date.

(iv) Commencing on the 61st Installment Date after the Closing Date, the Company will pay equal monthly installments of principal and accrued interest on the

Tranche A Notes in the aggregate amount of $363,051.42 (the “Tranche A Amortization Payment”) without the payment of the Make-Whole Amount or any premium.

(v) Commencing on the 61st Installment Date after the Closing Date, the Company will pay equal monthly installments of principal and interest on the Tranche B Notes in the aggregate amount of $398,714.34 (the “Tranche B Amortization Payment”) without the payment of the Make-Whole Amount or any premium.

(vi) Notwithstanding anything to the contrary contained herein or in the Notes, however, the final payment due under the Notes (whether at maturity, by acceleration or otherwise) shall be in an amount sufficient to pay in full all outstanding principal, together with all accrued interest and Make-Whole Amount due thereon.

(d) In the event any payment of principal, Make-Whole Amount, interest or any other sum to be paid by the Company to the Noteholders is not paid when such payment is due, a late charge shall accrue in the amount of two percent (2%) of such overdue sum and shall be due and payable immediately. If the Company shall fail to pay any sum under any of the Notes when such sum is due, whether upon acceleration, maturity or otherwise, such sum shall bear interest at a rate (the “Overdue Rate”) equal to the lesser of (i) the maximum interest rate permitted by law and (ii) an interest rate equal to 2% per annum in excess of the interest rate then applicable to such Note.

(e) Each of the Continuing Notes shall, without the necessity of any further action, be amended on the Closing Date to reflect that the Continuing Notes are now Notes hereunder. Without limiting the generality of the foregoing, the term “Agreement” therein shall mean this Agreement and the phrase “U[u]ntil the Release Date” in each Note is hereby deleted; provided, however, that the terms “Tranche A Maturity Date” and “Tranche B Maturity Date” in the Continuing Notes shall continue to mean April 1, 2008 and October 1, 2009, respectively.

§1.7. Application of Payments. Each payment on a Note shall be applied, first, to sums other than principal, interest and Make-Whole Amount, due from the Company to the holder of the Note under the Debt Documents, second, to the payment of accrued interest on such Note to the date of such payment, and third, to the payment of any principal of and Make-Whole Amount, if any, on such Note then due thereunder.

§1.8. Security for the Notes.

(a) The Obligations will be unconditionally secured by the following: (i) Liens on the Unified Personal Property pursuant to the Unified Security Agreement, (ii) Liens on the Real Property pursuant to the Deeds of Trust, and (iii) pursuant to the Deeds of Trust, an absolute assignment of the rents and profits from the Real Property. Each Subsidiary Guarantor will unconditionally, absolutely and irrevocably guarantee to the Noteholders the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of the Obligations pursuant to its Subsidiary Guaranty. The Subsidiary Guaranties will be secured by Liens on the Subsidiary Personal Property pursuant to the Subsidiary Security Agreement (and, together with the Unified Security Agreement, the “Security Agreements”). The

Personal Property and the Real Property are collectively referred to herein as the “Property”. The Deeds of Trust and the Security Agreements run in favor of the Collateral Agent, as collateral agent for the Noteholders pursuant to the Collateral Agency Agreement. The Security Agreements, the Deeds of Trust and the Collateral Agency Agreement, are collectively referred to herein as the “Security Documents”. All Notes at any time Outstanding shall be equally and ratably secured by the Security Documents and the Liens created thereunder, without preference, priority or distinction on account of the date or dates or the actual time or times of the issue or maturity of such Notes.

(b) Notwithstanding the foregoing, at the time of the Closing, the Collateral Agent agrees to release its Lien on the Bakery.

(c) If the Company seeks to sell any of the Real Property, as well as the Improvements and some or all of the Personal Property associated with such Real Property (such Real Property, Improvements and Personal Property being referred to herein as a “Sale Property”), to a Person which is not an Affiliate of the Borrower or any Subsidiary, and the Company will receive all of the Net Proceeds Amount of the sale of the Sale Property, the Collateral Agent will (and the Noteholders hereby authorize the Collateral Agent to) release its Lien thereon if all of the following conditions are satisfied:

(i) on the date of the sale of the Sale Property, no Default or Event of Default has occurred and is continuing or would result from the consummation of the sale of the Sale Property; and

(ii) the amount of the Obligations on such date (after giving effect to any optional prepayment of the Notes from the Net Proceeds Amount pursuant to the provisions of Section 6.2, including the payment of the Make-Whole Amount) is no greater than 58% of the value of the Property remaining as collateral after the sale of the Sale Property (not including, however, any Property consisting of equipment located inside any of the Improvements on any of the other Real Property, whether or not such equipment is a fixture), with such value being determined by a third-party appraiser selected by the Required Noteholders.

§1.9. No Set-off or Counterclaim. Each Noteholder shall be entitled to the principal of and Make-Whole Amount, if any, and interest on any of its Notes free from all equities or rights of set-off or counterclaims of the Company or any prior Noteholder and all Persons may act accordingly. The receipt by such Noteholder of any payment of principal, Make-Whole Amount or interest shall be a good discharge to the Company for the same, and the Company shall not be bound to inquire into the title of any such Noteholder.

§1.10. Taxes.

(a) The Company shall make any and all payments hereunder or under the Notes free and clear of, and without deduction or withholding for or on account of, any present or future taxes, assessments, levies, imposts, duties, fees, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Noteholder, business or franchise taxes, federal or state income taxes, business and occupation taxes payable in lieu of state income taxes or other taxes that are measured by and imposed upon the Noteholder’s net income or receipts (all such non-excluded taxes, levies, imposts, duties, fees, deductions, charges, withholdings and liabilities on any and all payments hereunder or under the Notes being hereinafter referred to as “Taxes”). The Company understands that the transactions contemplated by this Agreement and the Security Documents may not be the Purchasers’ only connections with the states where the Property is located. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Noteholder, (i) the sum payable shall be increased to the extent necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.10) such Noteholder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or intangible recording taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution or delivery or otherwise with respect to this Agreement (including, without limitation, in respect of a transfer of the Notes resulting from a change of the Company’s office pursuant to Section 7.9), the Notes or any of the other Debt Documents (hereinafter referred to as “Other Taxes”).

(c) The Company will indemnify each Noteholder for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.10) paid by any Noteholder, as the case may be, or any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. The Company shall pay the amount of any such Taxes or Other Taxes to such Noteholder within thirty (30) days from the date such Noteholder makes written demand therefor.

(d) If a written claim for payment is made by any taxing authority against a Noteholder for any Taxes or Other Taxes with respect to which the Company may be liable for indemnity under this Section 1.10 (a “Tax Claim”), such Noteholder shall give the Company written notice of such Tax Claim as soon as practicable and furnish the Company with copies of such Tax Claim and all other writings received from the taxing authority relating to such Tax Claim, provided, however, that failure so to notify the Company shall not relieve the Company of any obligation to indemnify such Noteholder under this Section 1.10 except for Taxes or Other Taxes that would not otherwise have been imposed and the contest of which was effectively precluded as a result of such failure to notify.

(e) Within thirty (30) days after the date of any payment of Taxes by the Company, the Company will furnish to the Noteholders the original or a certified copy of a receipt evidencing payment thereof. The Company shall compensate each Noteholder for all reasonable losses and expenses sustained by such Noteholder as a result of any failure by the Company so to furnish such copy of such receipt.

(f) The agreements and obligations of the Company contained in this Section 1.10 shall survive the termination of this Agreement and/or the Security Documents and the payment in full of the Notes and all other amounts payable hereunder.

§1.11. Definitions, etc. Certain terms used in this Agreement are defined in the Glossary attached hereto. References to a “Schedule” or “Exhibit” are, unless otherwise specified, to the Schedules and Exhibits attached to this Agreement, as the same may be supplemented from time to time. All of the Glossary, the Schedules and Exhibits attached to this Agreement are hereby incorporated by reference herein in their entirety. References herein to “you” and “your” in any context applicable after the Closing Date shall be deemed to be references to the “Noteholders” and the “Noteholders’,” respectively.

SECTION 2. CONDITIONS TO CLOSING

Your obligation to purchase and pay for, and otherwise accept, the Notes to be sold to you, amended and restated or continued in effect, as applicable, at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

§2.1. Representations and Warranties. The representations and warranties of the Company in this Agreement and each of the other Debt Documents shall be correct when made and at the time of the Closing.

§2.2. Performance; No Default. (a) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and, after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 1.5), no Default or Event of Default shall have occurred and be continuing, and (b) no Default or Event of Default (as those terms are defined in the Existing Note Purchase Agreement) shall have occurred and be continuing under the Existing Note Purchase Agreement. Except as disclosed in Item 2.2 of Schedule II, since the Report Date, neither the Company nor any Subsidiary shall have entered into any transaction that would have been prohibited by Sections 8.1 through 8.5, 8.6(a), 8.6(f), 8.6(g), 8.6(h), 8.6(i), 8.7 and 8.8 had such Sections applied since such date.

§2.3. Certificates.

(a) Officer’s Certificate. The Company shall have delivered to you an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 2.1, 2.2 and 2.14 have been fulfilled.

(b) Secretary’s Certificate. The Company and each Subsidiary Guarantor shall have delivered to you a certificate certifying (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Debt Documents to which it is a party, (ii) its Articles of Incorporation and Bylaws attached thereto as then in effect, and (iii) the incumbency and specimen signatures of the persons authorized to execute the Debt Documents to which it is a party.

(c) Corporate Documents of the Company and the Subsidiary Guarantors. You shall have received (a) a copy of the articles of incorporation and any amendments thereto of the Company, certified by the Secretary of State of the State of California, dated as of a date not more than sixty (60) days prior to the Closing Date, (b) a certificate issued by the California Secretary of State or other appropriate Governmental Authority as to the good standing and qualification to do business of the Company and each Subsidiary Guarantor, (c) a certificate of the California Franchise Tax Board or other appropriate Governmental Authority as to the tax status of the Company and each Subsidiary Guarantor, and (d) a certificate of good standing from the Oregon Secretary of State showing the Company as a foreign corporation in good standing in such jurisdiction.

§2.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the Closing Date (a) from Sheppard, Mullin, Richter & Hampton, LLP, special counsel for the Company, covering the matters set forth in Exhibit B and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), and (b) Purchasers’ Counsel, substantially in the form required by the Collateral Agent and covering such other matters incident to such transactions as you may reasonably request.

§2.5. Purchase Permitted By Applicable Law, etc. On the Closing Date your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without resort to any so-called “basket clause” of any such law, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

§2.6. Delivery of Notes. Contemporaneously with the Closing, the Company shall deliver the Tranche A Notes and the Tranche B Notes to be sold by it at the Closing, in each case as specified in Schedule I.

§2.7. Debt Documents; Other Agreements. You shall have received (a) from the Company, fully executed originals of the Unified Security Agreement, the Deeds of Trust, the Environmental Indemnity Agreement, the Collateral Agency Agreement and any other Debt Documents to which the Company is a party, and (b) from each Subsidiary Guarantor, fully executed originals of the Subsidiary Guaranty and the Subsidiary Security Agreement.

§2.8. Security Filings. You shall have received evidence, in form and substance satisfactory to you and Purchaser’s Counsel, that the Financing Statements (or amendments to any Financing Statements previous filed) shall have been duly filed in respect of the security interests intended to be created by the Security Documents with such Governmental Authority as the Collateral Agent may reasonably require, and all filing fees in respect thereof shall have been paid. As of the Closing Date, the Collateral Agent for the benefit of the Purchasers shall hold a valid perfected first priority security interest in the Personal Property, and valid first priority Liens on the Real Property, subject in each case only to Permitted Liens.

§2.9. Tax Lien and Judgment Lien Searches. You shall have received the results of searches regarding the Company conducted in the tax lien and judgment lien filing records in each appropriate jurisdiction (including without limitation, the California Secretary of State, the Secretary of State of Oregon and the various county recorders of the counties where the Real Property is located), in each case reasonably satisfactory to you.

§2.10. Title Insurance. You shall have received such increases in coverage amounts and endorsements to the lender’s policies of title insurance previously issued by Chicago Title Company with respect to the Security Documents as you may reasonably require.

§2.11. Payment of Special Counsel Fees. Without limiting the provisions of Section 13.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of Purchasers’ Counsel to the extent reflected in a statement from such counsel rendered to the Company at least three (3) Business Days prior to the Closing (with the understanding that supplemental statements for reasonable fees and disbursements subsequently posted is to be rendered at a later date).

§2.12. Private Placement Number. A Private Placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the NAIC) shall have been obtained for the Notes.

§2.13. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the Report Date.

§2.14. Changes in Indebtedness. Since the Report Date, there has been no Material change in the principal amounts (other than as a result of scheduled amortization payments), interest rates (other than as a result of “grid pricing” provisions), sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries.

§2.15. Insurance. The Company shall have furnished to you (a) a certificate of an insurance broker, dated the Closing Date, which certificate shall be reasonably satisfactory in substance to you, and shall certify that the Company is in compliance with the requirements of Section 7.2, and (b) originals, manually signed by an authorized agent for the issuer, of all certificates of insurance required under Section 7.2(b)(iv).

§2.16. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, each of the other Debt Documents and all documents and instruments incident to the transactions contemplated hereby and thereby shall be reasonably satisfactory to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

§2.17. No Material Adverse Change. There shall have occurred no Material Adverse Change, as reasonably determined by the Noteholders, since October 1, 2005.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to you as of the date hereof and as of the Closing Date:

§3.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing or validly existing, as applicable, in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Debt Documents and to perform the provisions hereof and thereof.

§3.2. Authorization, etc. This Agreement, the Notes and the other Debt Documents have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Upon receipt by the Company of payment for the Notes, the Notes will have been duly issued by the Company, will be entitled to the benefits and security of the Security Agreements, the Deeds of Trust and the other Security Documents, and will each constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The other Debt Documents, when executed and delivered by the Company, will each constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Representations as to enforcement in this Section 3.2 are subject in each case to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

§3.3. Disclosure. Except as disclosed in Item 3.3 of Schedule II, the Debt Documents, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated thereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in Item 3.3 of Schedule II, or in any of the documents, certificates or other writings identified therein, since the date of the most recent Financial Statements (the “Report Date”), there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect (a “Material Adverse Change”). There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth in this Agreement or the other Debt Documents or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby or thereby.

§3.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Item 3.4 of Schedule II contains complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and (ii) the Company’s Affiliates, other than Subsidiaries.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary Guarantor have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Item 3.4 of Schedule II).

(c) Each Subsidiary Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing or validly existing, as applicable, in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary Guarantor is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Item 3.4 of Schedule II and customary limitations imposed by corporate law statutes and, in the case of the Insurance Subsidiaries, restrictions imposed by insurance law statutes and regulations) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

(e) Each Subsidiary which is not (i) a Financial Subsidiary, (ii) an Insurance Subsidiary, or (iii) a Subsidiary Guarantor does not (A) have total assets worth more than $250,000, and all such Subsidiaries do not have assets which exceed $1,000,000 in the aggregate, (B) have any material liabilities other than those which have been disclosed on Item 3.4 of Schedule II, and (C) does not engage in any business activity whatsoever.

§3.5. Financial Statements. The Company has heretofore furnished to you copies of audited consolidated financial statements of the Company and its Subsidiaries for the Fiscal Years ended October 1, 2005 and October 2, 2004, including audited consolidated balance sheets of the Company and its Subsidiaries as of the end of each such Fiscal Year and consolidated statements of income, retained earnings, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for each such Fiscal Year, together with the opinion thereon of Deloitte & Touche LLP, independent certified public accountants (such financial statements referred to in this Section 3.5 being collectively referred to as the “Financial Statements”). All of the Financial Statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates of such Financial Statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto.

§3.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement, the Notes and the other Debt Documents will not (a) except as set forth in Item 3.6 of Schedule II, contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under (i) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, Capital Lease or any provision of the corporate charter or by-laws of the Company or any Subsidiary Guarantor, or (ii) any Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate in any material respect any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

§3.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or any Subsidiary Guarantor of this Agreement, the Notes or the other Debt Documents.

§3.8. Litigation; Observance of Agreements, Statutes and Orders.

(a) Except as disclosed in the Financial Statements or as disclosed in Item 3.8 of Schedule II, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

§3.9. Taxes. The Company and its Subsidiaries have filed all material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments

(a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.

§3.10. Title to Property; Leases.

(a) The Company has good and valid fee title to the Real Property and, the Company has good and valid title to the Unified Personal Property. Each Subsidiary Guarantor has good and valid title to its Subsidiary Personal Property. Except for Permitted Liens, there are no Liens on any of the Property.

(b) Item 3.10(b) of Schedule II accurately lists (i) each financing statement, deed of trust or other security agreement or instrument which is currently filed, recorded or registered pursuant to any United States or federal, state or local law or regulation that names the Company or any Subsidiary Guarantor as debtor or lessee or as the grantor or the transferor of the interest created thereby, and (ii) as to each such financing statement, deed, agreement or other instrument, the names of the debtor, lessee, grantor or transferor and the secured party, lessor, grantee or transferee and the name of the jurisdiction in which such financing statement, deed, agreement or other instrument has been filed, recorded or registered. Except as disclosed in Item 3.10(b) of Schedule II, no Liens exist against the Property and no person has any right, interest or claim against the Property or any revenues or proceeds generated by the Property other than Permitted Liens.

(c) The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the Company’s most recent audited balance sheet or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

§3.11. Licenses, Permits, etc. Except as disclosed in Item 3.11 of Schedule II.

(a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

(b) to the best knowledge of the Company, neither the Company nor any of its Subsidiaries is in Material violation of any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

(c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent,

copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

§3.12. Compliance with ERISA; Multiemployer Plans.

(a) Neither (i) the execution and delivery of this Agreement by the Company, (ii) the offer, issuance, sale and delivery of the Notes by the Company, (iii) the acquisition of the Notes by you, (iv) the execution and delivery of the other Debt Documents by the Company, (v) the application by the Company of the proceeds of the sale of the Notes nor (vi) the consummation of any of the other transactions contemplated by the Debt Documents constitutes or will result in a non-exempt “prohibited transaction” under Section 4975 of the Code or Section 406 of ERISA. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the representations made by you in Section 4.1. Item 3.12 of Schedule II is a complete and correct list of all Plans with respect to which the Company or any ERISA Affiliate is a “party in interest” (within the meaning of Section 3(14) of ERISA) or with respect to which its securities are “employer securities” (within the meaning of Section 407(d)(1) of ERISA).

(b) Each Plan is in Material compliance in all respects with applicable provisions of ERISA and the Code. Each of the Company and any ERISA Affiliate has made all contributions to each Plan required to be made by it.

(c) Except for liabilities to make contributions and to pay PBGC premiums and administrative costs, neither the Company nor any ERISA Affiliate has incurred any Material liability to or on account of any Pension Plan under applicable provisions of ERISA or the Code, and no condition exists which presents a Material risk to the Company or any ERISA Affiliate of incurring any such liability. No Pension Plan has an “accumulated funding deficiency” (within the meaning of Section 412 of the Code), whether or not waived. None of the Company or any ERISA Affiliate, the PBGC or any other Person has instituted any proceedings or taken any other action to terminate any Pension Plan.

(d) [Except as disclosed in Note 14 to the Company’s Financial Statements for the Fiscal Year ended October 1, 2005, is this clause needed?] the actuarial present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used in the funding of such Pension Plan, which assumptions are reasonable, and determined as of the last day of the most recent plan year of such Pension Plan for which an annual report has been filed with the Internal Revenue Service) did not exceed the current value of the assets of such Pension Plan as of such last day.

(e) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material. The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to continuation coverage mandated by Section 4980B of the Code) of the

Company and its Subsidiaries has been accurately reflected in Note 15 to the Company’s Financial Statements for the Fiscal Year ended October 1, 2005.

§3.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

§3.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes for general corporate purposes. None of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulation T (12 C.F.R., Part 220), as amended, Regulation U (12 C.F.R., Part 221), as amended and Regulation X (12 C.F.R., Part 224), as amended, of the Board of Governors of the Federal Reserve System. The proceeds from the sale of the Notes by the Company will not be used to purchase or carry any “margin securities” within the meaning of such Regulation U, and the Company has no present intention of acquiring any such margin securities.

§3.15. Existing Indebtedness. Except as described therein, Item 3.15 of Schedule II sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date set forth therein, including the amounts, interest rates, sinking funds, installment payments and maturities of the Indebtedness of the Company and its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

§3.16. Foreign Assets Control Regulations, etc. Neither the issuance of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or the Anti-Terrorism Order. Without limiting the foregoing, neither the Company nor any of its Subsidiaries (a) is a blocked person described in Section 1 of the Anti-Terrorism Order, or (b) engages in any dealing or transactions, or be otherwise associated, with any such blocked person.

§3.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is, and the ownership of the Property by the Company does not cause the Company to be, subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding

Company Act of 1935, as amended, the Public Utility Holding Company Act of 2005, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

§3.18. Environmental Matters. Except as disclosed in Item 3.18 of Schedule II:

(a) neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(b) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(c) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(d) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

§3.19. Event of Default. No event has occurred and is continuing, and no condition exists, that, if all of the Notes had been issued and were Outstanding on the date hereof, would constitute a Default or an Event of Default.

§3.20. Solvency. The Company is not, and immediately after giving effect to the issue and sale of the Notes and the consummation of the other transactions contemplated by the Debt Documents will not be, insolvent as defined under any applicable federal or state law. For purposes of this Section 3.20, “insolvent” means:

(a) having, at a fair valuation, total liabilities (including unliquidated, contingent, subordinated, unmatured, disputed, legal, equitable, secured or unsecured liabilities) that exceed total assets;

(b) generally not paying debts as they become due;

(c) based on current projections that are themselves based on underlying assumptions providing a reasonable basis for the projections and reflecting present circumstances and the most likely course of action for the period projected, having insufficient cash flow to pay debts as they mature;

(d) having unreasonably small capital with which to engage in anticipated business; or

(e) being “insolvent” as defined under any applicable federal or state law.

For purposes of this Section 3.20, the “fair valuation” of the assets of any Person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent seller from an interested buyer who is willing to purchase under ordinary selling conditions.

§3.21. Address. The address of the principal place of business and chief executive office of the Company is the same as the address for notices to the Company provided in Section 16.

§3.22. Insurance. The Company and its Subsidiaries have obtained insurance, with respect to their respective properties and businesses, with financially sound and responsible insurers, of such a nature, with such terms and in such amounts as a prudent person would maintain with respect to similar properties and a similar business and which otherwise satisfies the requirements of Section 7.2.

§3.23. Other Names. The businesses conducted by the Company and each Subsidiary Guarantor prior to the date hereof have not for the past five years been conducted under any corporate, trade or fictitious name except as set forth in Item 3.23 of Schedule II.

§3.24. Flood Hazard Area. No portion of the Real Property lies within a designated flood plain or flood hazard area unless such portion is covered by adequate flood insurance in accordance with Section 7.2.

§3.25. No Condemnations. There is no proceeding pending or, to the best knowledge of the Company, threatened which would involve the taking of any portion of the Real Property by exercise of the power of eminent domain.

§3.26. Patronage Dividend Certificates. All Patronage Dividend Certificates issued as of the Closing Date are and shall remain, and all subsequently issued Patronage Dividend Certificates shall be and remain, subordinate in right of payment to the Indebtedness of the Company evidenced by this Agreement and the other Debt Documents on the terms set forth in the Company’s most recent SEC filings made prior to the date hereof, or in a manner more favorable to the Noteholders than such terms.

§3.27. Sophistication of Obligors. The Company and each other Subsidiary Guarantor, by reason of its business and financial experience, has the capacity to protect its own interests in connection with the transactions contemplated hereby and by the other Debt Documents.

SECTION 4. REPRESENTATIONS OF THE PURCHASERS

§4.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You further represent that you are an “accredited investor” within the meaning of Regulation D of the SEC. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

§4.2. Source of Funds. You represent and warrant that, with respect to each source of funds to be used by you to purchase the Notes (respectively, the “Source”), at least one of the following statements is accurate as of the Closing Date:

(a) The Source consists of assets of an “insurance company general account” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 (issued July 12, 1995), and such general account satisfies the conditions set forth in Section I(a) of PTCE 95-60;

(b) The Source is a “governmental plan” (within the meaning of Section 3(32) of ERISA);

(c) The Source is either (i) an “insurance company pooled separate account” (within the meaning of PTCE 90-1 (issued January 20, 1990)) or (ii) a “bank collective investment fund” (within the meaning of PTCE 91-38 (issued July 12, 1991)); and you have identified in writing to the Company each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) or group of such employee benefit plans that comprises 10% of the assets of such account or fund;

(d) The Source is an “investment fund” managed by a “qualified professional asset manager” or “QPAM” (as defined in Part V of PTCE 84-14 (issued March 13, 1984)) which QPAM has been identified in writing; and no other party to the transactions described in this Agreement and no “affiliate” of such other party (as defined in Section V(c) of PTCE 84-14) has at this time, or has exercised at any time during the immediately preceding year, the authority to appoint or terminate said QPAM as manager of the assets of any Plan identified in writing pursuant to this paragraph (d) or to negotiate the terms of said QPAM’s management agreement on behalf of any such identified Plans;

(e) The Source is one or more Plans, or a separate account or trust fund comprised of one or more Plans, each of which has been identified in writing pursuant to this paragraph (e); or

(f) The Source includes no assets which are subject to ERISA or Section 4975 of the Code.

§4.3. Sophistication of Purchasers. Each Purchaser, by reason of its business and financial experience, has the capacity to protect its own interests in connection with the transactions contemplated hereby and by the other Debt Documents.

§4.4. Several Representations. The representations and warranties of the Purchasers set forth in this Article are several and not joint.

SECTION 5. INFORMATION AS TO THE COMPANY

§5.1. Financial and Business Information. The Company shall deliver to the Collateral Agent:

(a) Quarterly Statements — within forty five (45) days after the end of each Fiscal Quarter (other than the last quarterly fiscal period of each such Fiscal Year):

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, setting forth, in the case of the balance sheet, in comparative form the figures as of the end of the preceding Fiscal Year and, in the case of the statements of income and cash flows, in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the Company and its Subsidiaries and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided, however, that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 5.1(a);

(b) Annual Statements — within ninety (90) days after the end of each Fiscal Year of the Company:

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied:

(A) by an opinion thereon of independent certified public accountants of recognized national standing, stating that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, such opinion shall not contain a disclaimer of opinion, shall not express doubts about the ability of the Company or its Subsidiaries to continue as a going concern, shall not be limited because of a restricted or limited examination by such accountant of any material portion of the Company’s and its consolidated Subsidiaries’ records, or otherwise be subject to a qualification which the Required Noteholders reasonably determine is material and adverse, and

(B) to the extent not reflected or disclosed in such financial statements or the notes thereto, a detailed report of all Guaranties of the Company and the Subsidiary Guarantors, including, without limitation, the aggregate annual payments due under such Guaranties, excluding, in the case of Guaranties of lease obligations, “percentage” rent or other contingent rent and payments made by the lessee for property taxes, insurance, utilities, common area maintenance charges and the like;

provided, however, that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such Fiscal Year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the detailed report described in clause (B) above, shall be deemed to satisfy the requirements of this Section 5.1(b);

(c) Reports to Management — at any time after the occurrence and during the continuation of an Event of Default, promptly after the submission thereof to the Company, one copy of each detailed report submitted to the Audit Committee of the Board of Directors of the Company by its independent auditors in connection with each annual or interim audit of the accounts of the Company made by such accountants (including the auditors’ comment letter to management, if any such letter is prepared);

(d) SEC and Other Reports — promptly upon their becoming available (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(e) Notice of Default or Event of Default — immediately, and in any event within 5 days after a Responsible Officer’s becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 9.1(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(f) ERISA Matters — promptly, and in any event within five (5) days after a Responsible Officer’s becoming aware of any of the following that could result in the imposition of a tax or other penalty on the Company or any ERISA Affiliate in connection with any Plan, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any foreign governmental entity with respect thereto: (i) an ERISA Termination Event, (ii) a “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA), other than one to which an exemption applies, (iii) a failure to make a timely contribution to any Pension Plan, if such failure has given rise to a lien under Section 412(n) of the Code or any comparable provision of applicable foreign law, or (iv) an actual, asserted or alleged violation of ERISA, the Code or applicable foreign law;

(g) Notices from Governmental Authority — promptly, and in any event within thirty (30) days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(h) Reports to Other Lenders — without duplication, concurrently with the delivery therewith, promptly upon their becoming available, one copy of each income statement (including consolidating income statements) and each material report, notice or other information (other than routine notices of borrowings and repayments) sent by the Company or any Subsidiary to any Person that holds Indebtedness of the Company or any Subsidiary;

(i) Payments under Guarantees — promptly, and in any event within five (5) days after the Company has, paid $250,000 or more under any Guaranty, notice of such payment and the circumstances giving rise to such payment;

(j) Financial Reports of Financial Subsidiaries and Insurance Subsidiaries — promptly, and in any event within thirty (30) days of receipt thereof, copies of the financial statements (balance sheet, statement of income and statement of cash flows) of the Financial Subsidiaries and the financial statements (balance sheet and statement of income) of the Insurance Subsidiaries for each Fiscal Year of such Subsidiary prepared in such Subsidiary’s ordinary course of business;

(k) Material Litigation — promptly upon and, in any event, within thirty (30) days after, any Responsible Officer of the Company having knowledge thereof, notice of the institution of any suit, action or proceeding against the Company, any of its Subsidiaries or any shareholder thereof which has a reasonable possibility of being determined adversely to the Company and, if so determined, could have a Material Adverse Effect;

(l) Events Relating to the Property — promptly upon and, in any event, within five (5) days after, any Responsible Officer of the Company having knowledge thereof, notice of (i) any default or event of default under any Material agreement relating to all or a Material portion of the Property to which the Company or any of its Subsidiaries is a party, (ii) any claim exceeding $5,000,000 made by the Company under any insurance policy with respect to all or a portion of the Property, or (iii) the institution of any suit, action or proceeding affecting all or a Material portion of the Property, in which the amount involved exceeds $5,000,000 or in which injunctive or similar relief is sought;

(m) Amendment of Charter Documents — any proposed amendment, modification or supplement to the articles of incorporation or bylaws of the Company that Materially affects the interests of the Noteholders at least five (5) business days prior to the proposed effective date thereof;

(n) Information Required by Rule 144A — with reasonable promptness, upon the request of the holder of any Note, provide such holder, and any “qualified institutional buyer” (as such term is defined in Rule 144A) designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of such Rule 144A in connection with the resale of Notes;

(o) Material Adverse Change — promptly upon and, in any event, within five (5) days after, any Responsible Officer of the Company having knowledge thereof, notice of any material adverse change in the business, operations or financial or other condition of the Company since the date hereof;

(p) Requested Information — with reasonable promptness, such other data and information relating to the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes;

(q) Financial Forecasts — No later than ninety (90) days following the close of each Fiscal Year, a consolidated projected income statement and any other projections prepared in the ordinary course of the Company’s business, in each case for the upcoming Fiscal Year and including a substantive description of each of the material underlying assumptions used in preparing such consolidated projected income statement or other projections in form and detail reasonably satisfactory to the Noteholders; and

(r) Auditors’ Letters — Promptly after receipt thereof, any writing delivered to the Company or any of its Subsidiaries from accountants which reports on any material weakness.

§5.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Sections 5.1(a) and 5.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company and its Subsidiaries were in compliance with the requirements of Section 8.4 through 8.6, inclusive, during the quarterly or annual period covered by the statements then being furnished including, with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence; and

(b) Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

§5.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to examine its books of account, records, reports and other papers, to make copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, employees and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing but which will not interfere in any Material respect with the Company’s or its Subsidiary’s operations; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 6. PREPAYMENT OF THE NOTES

§6.1. Required Prepayments.

(a) Scheduled Prepayments. The Company shall make the prepayments of principal on the Notes required by Section 1.6, without payment of the Make-Whole Amount or any premium. Notwithstanding anything to the contrary contained herein or in any Note, however, the final payment due under each Note (whether at maturity, by acceleration or otherwise) shall be in an amount sufficient to pay in full all outstanding principal thereon together with all accrued interest and premium (if any) due hereon.

(b) Reduction of Prepayment Amount. Upon any partial prepayment of the Notes pursuant to Section 6.2 or purchase of the Notes permitted by Section 6.5, the principal amount of each required payment of principal of and accrued interest on the Notes becoming due under this Section 6.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

§6.2. Optional Prepayments with Make-Whole Amount. On and after the first Installment Date following the Closing Date, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time, all or any part of the Notes, in an amount not less than $5,000,000 in aggregate principal amount of the Notes then Outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus interest accrued to the date of prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. If no Default or Event of Default has occurred and is continuing on both the date of notice and the date of payment, the Company may specify the series (or more than one series) that it will prepay; if a Default or Event of Default has occurred and is continuing on either (or both) of such dates, then the prepayment shall be applied pro rata to all Notes or otherwise applied as the Noteholders agree. The Company will give each holder of Notes written notice of each optional prepayment under this Section 6.2 not less than thirty (30) days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 6.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation, which calculation shall be subject to the approval of the Noteholders. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

§6.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time Outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof on the Business Day immediately preceding Settlement Date.

§6.4. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 6, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

§6.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the Outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

§6.6. Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 6.2 or has become or is declared to be immediately due and payable pursuant to Section 10.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means 0.50% over the yield to maturity implied by (x) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as the applicable PX page of the Bloomberg Financing Markets Service (or such other display as may replace such display) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (y) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the

Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the constant maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the constant maturity closest to and less than the Remaining Average Life.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided, however, that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to this Section 6 or Section 10.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 6.2 or has become or is declared to be immediately due and payable pursuant to Section 10.1, as the context requires.

§6.7. Restrictions on Prepayment. Except as otherwise provided in this Section 6, there shall be no prepayment, in whole or in part, of the principal of all or any of the Notes. The Company waives any right to prepay the Notes except under the terms and conditions as set forth in this Section 6 and agrees that if the Notes are prepaid pursuant to Section 6.2, the Company will pay the Make-Whole Amount. The Company hereby acknowledges that the inclusion of this waiver of prepayment rights and agreement to pay the Make-Whole Amount upon prepayment of the Notes pursuant to Section 6.2 was separately negotiated with the Purchasers, that the economic value of the various elements of this waiver and agreement was discussed, that the consideration given by the Company for the Notes was adjusted to reflect the specific waiver and agreement negotiated between the Company and the Purchasers and contained herein, and that this waiver is intended to comply with California Civil Code Section 2954.10.

SECTION 7. AFFIRMATIVE COVENANTS

The Company covenants that so long as any of the Notes are outstanding:

§7.1. Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises, patents, trademarks, service marks, trade names, copyrights, design patents and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

§7.2. Insurance.

(a) The Company will, and, at all times during the term hereof, will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, coinsurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

(b) The Company will maintain, or cause to be maintained, in full force and effect, with such insurers, amounts, coverages and forms reasonably satisfactory to and approved by the Noteholders, insurance as follows:

(i) Required Insurance Coverages and Limits. The Company agrees that it will at its own cost and expense and at all times during the term carry and maintain or cause to be carried and maintained:

(A) Casualty Insurance — “all risk” property insurance on the Property in an amount not less than the full replacement cost of the Property (without regard to depreciation), which coverage shall include, without limitation, flood insurance (for any Real Property located in a 100-year flood plain) and earthquake insurance, but (in either case) only to the extent that such coverage is generally available at commercially practicable rates;

(B) Liability Insurance — comprehensive general liability insurance (including, without limitation, blanket contractual, personal injury, XCU hazards, products/completed operations, independent contractors, and broad form property damage) applicable to the Property in such amounts as from time to time are usually carried by organizations similar to the Company owning or leasing and operating similar properties in similar locations; provided, however, that the Company shall be required to carry and maintain liability insurance applicable to the Real Property in a minimum amount equal to $50,000,000 aggregate/$1,000,000 per occurrence;

(C) Worker’s Compensation — worker’s compensation insurance with respect to employees of the Company sufficient to meet the statutory requirements of all states where the Real Property is located; and

(D) Other Insurance — such other insurance with respect to the Company’s property and business of such a nature, with such terms and in such amounts, as a prudent person with the Company’s financial resources would maintain with respect to similar properties and a similar business, and, in any event, insurance on all its property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against and for by such corporations.

(ii) Insurance Terms. All the insurance policies required pursuant to Section 7.2(b) above shall be subject to such deductible amounts and retentions as are usual and customary for entities similar to the Company owning or leasing and operating similar properties, but in no event greater than reasonably acceptable to the Noteholders.

(iii) Additional Insureds; Loss Payees. All insurance hereunder shall name the Noteholders and such other parties (with an insurable interest) as the Noteholders may designate as additional insureds as their respective interests may appear. All insurance referred to in clause (b)(i)(A) above shall name the Collateral Agent as loss payee. The Company agrees to effect all insurance provided for in this Section 7.2 with financially sound and responsible insurance companies legally qualified to issue insurance in all states where the Property is located and reasonably acceptable to the Noteholders. All such policies referred to in clauses (a), (b)(i)(A) and (b)(i)(B), as the case may be, shall (i) provide that the same shall not be cancelled, materially modified or terminated without at least thirty (30) days’ (or ten (10) days’ in the case of nonpayment of premium) prior written notice to each insured and each loss payee named therein, (ii) provide for at least thirty (30) days’ prior written notice to each insured and each loss payee named therein of the date on which such policies shall terminate by lapse of time if not renewed, (iii) contain a breach-of-warranty clause providing that the respective interests of the Noteholders or any other additional insured or loss payee shall not be invalidated by any action or inaction of the Company or any other Person, (iv) insure the Noteholders and any other additional insured or loss payee regardless of any breach or violation by the Company or any other Person of any warranties, declarations, or conditions contained in the policies related to such insurance, (v) except for the insurance referred to in clause (b)(i)(D) above, provide that the insurer thereunder waives all right of subrogation against the Noteholders and waives any right of set-off or counterclaim and any other right of deduction whether by attachment or otherwise, and (vi) be primary without right of contribution from any other insurance carried by or on behalf of any Noteholder with respect to any interest in the Property. No Noteholder shall, by reason of accepting, rejecting, approving or obtaining insurance incur any liability for the existence, nonexistence, form or legal sufficiency thereof, the solvency of any insurer, or the payment of any losses.

(iv) Certificate. On or prior to the Closing Date, and not less than five (5) days prior to the expiration dates of the expiring policies required pursuant to this Section 7.2, the Company shall deliver to you certificates of insurance issued by the insurers thereunder or by an insurance broker authorized to bind such insurers evidencing the insurance maintained pursuant to this Section 7.2.

(v) Performance by Noteholders. In the event that the Company fails to maintain insurance as herein provided, the Noteholders may at their option, but without obligation, and upon not less than five (5) Business Days’ notice to the Company, provide such insurance and, in such event, the Company shall, upon demand from time to time, reimburse the Noteholders for the cost thereof, together with interest at the Overdue Rate on such cost from the date of payment of such cost to the date of reimbursement.

(vi) Proceeds. The amount collected under any such insurance policies maintained pursuant to this Section 7.2 shall be distributed or applied in accordance with the terms and provisions of this Agreement, the Security Agreements or the Deeds of Trust, as applicable.

(vii) Separate Insurance. Nothing in this Section 7.2 shall be construed to prohibit any Noteholder from insuring at its own expense its interest therein, and any insurance so maintained shall not provide for or result in a reduction of the coverage or the amounts payable under any of the insurance required to be maintained by the Company under this Section 7.2.

§7.3. Maintenance of Properties.

(a) Generally. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 7.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of the Property. With respect to the Property specifically, the Company shall:

(i) to keep the Property in good condition and repair (reasonable wear and tear excepted);

(ii) subject to Section 8.4, not to remove or demolish material structures on the Property;

(iii) to complete or restore promptly and in good and workmanlike manner the Property or any part thereof which may be damaged or destroyed (provided, that, in the case of an insured loss, any insurance proceeds are made available by the Collateral Agent in accordance with the terms and conditions of the applicable Deed of Trust) unless the part thereof so damaged or destroyed is obsolete or no longer used by the Company in the operation of its business and the failure to complete or restore such part of the Property will not result in a Material reduction in the value of the Property;

(iv) except as are being contested under Section 8.5, to pay when due all material claims for work performed and for materials furnished on or to the Real Property, and to promptly pay any and all Liens arising out of or resulting from work performed or materials supplied on or to the Real Property;

(v) to comply in all Material respects with and not suffer any Material violations of (A) any and all laws, ordinances, regulations and standards, including, but not limited to, all Environmental Laws, (B) any and all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character, and (C) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including, without limitation, such work of alteration, improvement or demolition as such laws, covenants or requirements mandate;

(vi) not to commit or permit waste of the Property or any material part thereof;

(vii) to perform in all Material respects all obligations required to be performed in any leases, conditional sales contracts or like agreements affecting all or any portion of the Property or the operation, occupation or use thereof; and

(viii) to make no further assignment of rents of the Property.

(c) The Company shall execute and, where appropriate, acknowledge and deliver such further instruments as the Noteholders reasonably deem necessary or appropriate to continue or perfect the security provided by the Security Documents.

(d) The Company shall not seek, make or consent to any agreements, restrictions or change in the zoning or conditions of use of the Property that would be binding on the successors or assigns of the Company or that would affect the ability of the Company to continue to use the Property for substantially the same purposes as presently used without the prior written consent of the Noteholders, which consent shall not be unreasonably withheld or delayed if such agreements, restrictions and changes do not affect the priority or materially impair the value of the Noteholders’ security under the Security Documents. The Company shall comply, in all Material respects, with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Property. The Company shall comply with all existing and future requirements of all Governmental Authorities having jurisdiction over all or any portion of the Property unless the requirement is being properly contested or failure to comply will not have a Material Adverse Effect.

§7.4. Payment of Taxes and Claims.

(a) The Company will and will cause each of its Subsidiaries to file all material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(b) The Company will pay and discharge promptly after notice and prior to delinquency, all taxes, assessments, levies, imposts, duties, fees and charges imposed by any federal, state or Local Government authority upon any Noteholder by reason of its interest in the Property created hereby, under any of the Security Documents or by reason of any payment, or portion thereof, made to any Noteholder hereunder; provided, however, that the Company shall not have any obligation to pay or discharge any Noteholder’s business or franchise taxes, federal or state income taxes, business and occupation taxes payable in lieu of state income taxes or other taxes that are measured by and imposed upon the Noteholder’s net income or receipts.

(c) The Company will pay and discharge promptly all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals that, if unpaid, might by law become a Lien upon all or a portion of the Property or any of its other property; provided, however, that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted in accordance with the conditions of Section 8.5.

§7.5. Corporate Existence, Designation of Subsidiaries, etc. Subject to Section 8.2, (a) the Company will, and shall cause each of the Subsidiary Guarantors to, take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation and will not liquidate or dissolve, and it will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business as a foreign corporation in the jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification and the failure so to qualify would have a Material Adverse Effect; provided, however, that the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiary Guarantors and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

§7.6. Keeping of Records and Books of Account. The Company shall keep, and cause each of its Subsidiaries to keep, adequate records and books of accounts, in which complete entries will be made and which in the case of financial statements referred to in Section 5.1 will be prepared (except as otherwise expressly provided in this Agreement) in accordance with GAAP, consistently applied.

§7.7. ERISA.

(a) The Company and the ERISA Affiliates each will take all actions and fulfill all conditions necessary to maintain any and all Plans in substantial compliance with applicable requirements of ERISA and the Code until such Plans are terminated, and the liabilities thereof discharged, in accordance with applicable law.

(b) No Pension Plan will have any “accumulated funding deficiency” (within the meaning of Section 412 of the Code), which deficiency could reasonably be expected to have a Material Adverse Effect.

§7.8. Additional Subsidiary Guarantors. In the event that (a) the Company creates, acquires or capitalizes (directly or indirectly) any Subsidiary after the Closing Date with assets in excess of $250,000 (excluding the Financial Subsidiaries and the Insurance Subsidiaries), (b) any existing Subsidiary which is not a Subsidiary Guarantor acquires total assets in excess of $250,000 (excluding the Financial Subsidiaries and the Insurance Subsidiaries), or (c) any other Subsidiary is required to guarantee the Operating Line of Credit, the Company shall cause such Subsidiary to execute a Subsidiary Guaranty and a Subsidiary Security Agreement. Thereafter, said Subsidiary shall be a Subsidiary Guarantor for all purposes of the Debt Documents.

§7.9. Maintenance of Office. The Company will maintain at the office located at the address for notices to the Company provided in Section 16 an office where notices, presentations and demands in respect of this Agreement, the Notes and the other Debt Documents may be given to and made upon them; provided, however, that the Company may, upon fifteen (15) Business Days’ prior written notice to the Noteholders, move such office to any other location within the United States of America.

§7.10. Change in Name or Jurisdiction of Organization. The Company shall not, and shall cause each Subsidiary Guarantor not to, change its name or jurisdiction of organization unless and until it has (a) delivered written notice of each such change to the Noteholders not less than fifteen (15) Business Days before such change is to take effect and (b) in connection with any such change, caused to be completed and executed/authenticated by the Company or such Subsidiaries such instruments and documents as may be requested by the Noteholders and as are deemed by the Noteholders to be necessary or desirable to perfect, preserve or protect the Liens created or intended to be created by the Security Documents, or to obtain for the Noteholders the full benefit of the specific rights herein and therein granted, including, without limitation, the authorization of Uniform Commercial Code financing statements, continuation statements or amendments with respect thereto, or similar instruments relating to the perfection of the mortgages, Liens, security interests or assignments created or intended to be created by the Security Documents. To the extent any of the foregoing documents do not have to be executed or authenticated by the Company, the company hereby authorizes the Collateral Agent to file or record the same to reflect the change made. All fees, costs and expenses in connection with the foregoing shall be the sole responsibility of the Company.

§7.11. Indemnification.

(a) Except as provided in subsection (c) below, the Company will defend, protect, indemnify and hold harmless each Noteholder, its directors, officers, employees and agents and each Person, if any, who controls such Noteholder within the meaning of the Securities Act or the Exchange Act (any and all of whom are referred to as the “Indemnified Party”) against, and will protect, save and hold harmless each Indemnified Party from and against, any and all claims, demands, loss, damage, liability (joint or several), expense or cost (including all legal fees or other expenses reasonably incurred by such Indemnified Party in connection with the preparation for or defense of any pending or threatened claim, action or proceeding, whether or not resulting in any liability) imposed on, incurred by or asserted against such Indemnified Party (whether or not such Indemnified Party is a party thereto) under any applicable federal or state law or otherwise caused by or arising out of, or allegedly caused by or arising out of (i) the Property or any part thereof, (ii) this Agreement and any amendments, modifications, consents or supplements hereto or any transaction contemplated hereby, other than losses, claims, damages or liabilities resulting from any misrepresentation made by such Noteholder in Section 4, (iii) the other Debt Documents and any amendments, modifications, consents or supplements to any thereof, or any action or inaction by the Company in connection with any thereof, (iv) the enforcement of any agreement, restriction or legal requirement affecting the Property or any part thereof, (v) any Default or Event of Default, or (vi) the design, construction, financing, mortgaging, construction, purchase, sale, acceptance, rejection, ownership, acquisition, delivery, non-delivery, shipment, lease, sublease, rental, preparation, possession, use, non-use, operation, condition, maintenance, repair, restoration, modification, storage, transportation, transfer of title, abandonment, return, or any application, disposition or transfer of all or any part of the Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of such Lien) on the Property or any interest therein.

(b) The matters covered by the indemnification provided for in subsection (a) above shall include, without limitation, any claim or penalty arising from (i) violations of laws, or in tort (by application of the doctrine of strict liability or otherwise), (ii) the active or passive negligence of any Indemnified Party, (iii) latent or other defects, whether or not discoverable by such Indemnified Party, the Company or any other Person, (iv) loss of or damage to any property or the environment, (v) violation of any Environmental Law or the presence of any Hazardous Material or other waste on all or any portion of the Property, (vi) death of or injury to any person and (vii) any claim for patent, trademark or copyright infringement. In addition, each Indemnified Party shall be entitled to indemnity hereunder whether such indemnity arises because of an act or omission by such Indemnified Party (subject to subsection (c) below) or otherwise, whether or not the claims giving rise to indemnity hereunder are also indemnified against by any other Person under any other document, and whether or not the transactions contemplated hereby are consummated.

(c) Notwithstanding any of the indemnities set forth above, the Company shall not be required to indemnify any Indemnified Party for any loss, damage, liability, cost or expense arising from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) such Indemnified Party’s business or franchise taxes, federal or state income taxes, business and occupation taxes payable in lieu of state income taxes or other taxes that are measured by and imposed upon such Indemnified Party’s net income or receipts; and

(d) Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the Company of such claim or the commencement of such action or proceeding; provided, however, that the failure of an Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 7.11 with respect to such Indemnified Party, except to the extent that the Company is actually prejudiced by such failure. The Company will assume the defense of such claim, action or proceeding and will employ counsel satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the Company, to employ counsel separate from counsel for the Company and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Company not advisable. In the event an Indemnified Party (or any of its officers, directors or employees) appears as a witness in any action or proceeding brought against the Company in which an Indemnified Party is not named as a defendant, the Company agrees to reimburse such Indemnified Party for all out-of-pocket expenses incurred by it (including fees and expenses of counsel) in connection with its appearing as a witness. The obligations of the Company under this Section 7.11 shall survive the payment or prepayment of the Notes, the termination of this Agreement, and the reconveyance of the Deeds of Trust.

§7.12. Anti-Terrorism Order. Neither the Company nor any of its Subsidiaries (a) will knowingly become a blocked person described in Section 1 of the Anti-Terrorism Order, or (b) will knowingly engage in any dealing or transactions, or be otherwise associated, with any such blocked person.

SECTION 8. NEGATIVE COVENANTS

The Company covenants that so long as any of the Notes are outstanding:

§8.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to (i) enter into, directly or indirectly, any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate of either the Company or of any Subsidiary (other than the Company or another Subsidiary), or (ii) amend, modify or supplement any such transaction with such an Affiliate, except, in each case, in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in an arm’s-length transaction with a Person not an Affiliate of the Company or a Subsidiary that is reasonably comparable to the Affiliate transaction, based on the totality of the applicable circumstances.

§8.2. Consolidation and Merger. The Company will not (a) change its form of organization or the general nature of its business, or (b) merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it unless (i) the Company is the surviving entity, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such merger and (iii) such merger shall not otherwise cause or result in a Default or Event of Default.

§8.3. Disposal of Ownership of a Subsidiary. The Company will not, and will not permit any of its Subsidiaries to, Transfer any shares of Subsidiary Stock, nor will the Company permit any such Subsidiary to Transfer any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

(a) the issue of directors’ qualifying shares by any such Subsidiary;

(b) the Transfer of Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

(c) the Transfer of Subsidiary Stock by the Company if (i) such Transfer satisfies the requirements of Section 8.4 and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(d) the Transfer to a member-patron of the Company of Subsidiary Stock of a Subsidiary whose assets were acquired by such Subsidiary with the intent and purpose of transferring to a member-patron such assets or the Subsidiary Stock of such Subsidiary, if the Company gives the Noteholders a notice of such intent and purpose within 30 days after such acquisition, and such Subsidiary Stock is so Transferred within 18 months after the acquisition by such Subsidiary of such assets; or

(e) any Subsidiary which is not a Subsidiary Guarantor.

§8.4. Sale of Assets, Etc. The Company will not, and will not permit any of its Subsidiaries to, make any Transfer except:

(a) with respect to the Property, a Transfer (i) to replace assets and other Personal Property with Property having a fair market value, condition and utility at least equal to that of the Property replaced if the Noteholders will have a first priority Lien in the replacement Property, (ii) of Personal Property that is obsolete or no longer required in the operation of the business of the Company or any of its Subsidiaries provided that the business of the Company or its Subsidiary, as applicable, is being conducted in the ordinary course consistent with past practice, and (iii) pursuant to the provisions of Section 1.8(c),

(b) with respect to assets not constituting Property,

(i) as permitted under Sections 8.2 and 8.3;

(ii) a Transfer to the Company or a Wholly-Owned Subsidiary so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists;

(iii) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete;

(iv) any Transfer made in the ordinary course of business of short term high quality investments of the Company or any Subsidiary that are generally considered to be “cash equivalents”;

(v) any transfer of an investment made by a Financial Subsidiary, a Retail Subsidiary or an Insurance Subsidiary in the ordinary course of business;

(vi) any Transfer of property that was acquired by the Company or any Subsidiary subsequent to the Closing Date if such property is leased to the Company or such Subsidiary within 180 days after such Transfer;

(vii) a Transfer to a member-patron of the Company of the assets of a Subsidiary whose assets were acquired by such Subsidiary with the intent and purpose of transferring to a member-patron such assets or the Subsidiary Stock of such Subsidiary, if the Company gives each holder of a Note a notice of such intent and purpose within 30 days after such acquisition and such assets are so transferred within 18 months after the acquisition by such Subsidiary of such assets;

(viii) any Transfer if

(A) in the good faith opinion of the Company, the Transfer is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

(B) before and immediately after the consummation of any such Transfer and immediately after giving effect thereto, no Default or Event of Default would exist; and

(C) the book value of the assets that are the subject of such Transfer plus the book value of all other assets subject to such a Transfer during the 12-month period preceding such Transfer are less than 10% of Consolidated Assets as of the Report Date; and

(ix) any Transfer to the extent that, within 180 days after such Transfer, the Person making such Transfer acquires productive assets and/or enters into contracts for the construction of productive assets, diligently pursues completion of such construction and completes such construction within two years after such Transfer and the aggregate acquisition and construction cost of such productive assets is equal to or greater than the Net Proceeds Amount from such Transfer.

§8.5. Liens.

(a) The Company will not, directly or indirectly, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to all or any portion of the Property, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except Permitted Liens. The Company shall pay, at or prior to maturity, all obligations secured by Liens which shall now or hereafter encumber the Property or any part thereof or interest therein, whether senior or subordinate hereto, including, without limitation, all claims for work or labor performed, or materials or suppliers furnished, in connection with any work of demolition, alteration, improvement of or construction upon all or any portion of the Property. The Company shall have the right to contest in good faith any such obligation or claim provided such contest shall be prosecuted diligently and in a manner not prejudicial to the Noteholders, and if a final judgment adverse to the Company is obtained, such judgment shall be fully paid or discharged within ten (10) days after the entry of such judgment.

(b) Upon demand by the Noteholders, the Company shall defend, indemnify and hold the Noteholders harmless against any obligation or claim described in Section 8.5(a) above so contested by the Company, and upon demand by the Noteholders, the Company shall make suitable provision by payment to the Noteholders or by posting a bond or other security satisfactory to the Noteholders for the possibility that the contest will be unsuccessful, including, if the Noteholders request, a bond equal to one and one half times the amount of such mechanics’ or materialmen’s liens. Such provision shall be made within ten (10) days after demand therefor and, if made by payment of funds to the Noteholders, the amount so deposited, with all earnings thereon, shall be disbursed in accordance with the resolution of the contest either to the Company or the adverse claimant. If the Company fails to post a suitable bond or other acceptable security as provided, the Noteholders may remove or pay such Lien at the expense of the Company. Notwithstanding anything in the foregoing to the contrary, if the Lien to be contested is senior to the Lien of any Deed of Trust, the Company shall, within ten (10) days after the Noteholders’ demand, remove or pay such Lien, and, if the Company shall fail to do so, the Noteholders may do so at the expense of the Company, and any amount so advanced by the Noteholders will be secured by the Security Documents.

§8.6. Financial Covenants.

(a) Indebtedness. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Indebtedness, other than:

(i) Indebtedness disclosed in the Item 3.15 of Schedule II hereof;

(ii) the Operating Line of Credit in an aggregate principal amount not to exceed $225,000,000;

(iii) Indebtedness of the Financial Subsidiaries and the Insurance Subsidiaries (provided, however, that neither the Company nor any Subsidiary Guarantor shall provide any Guaranty for the Indebtedness of any of the Financial Subsidiaries or the Insurance Subsidiaries other than (A) the Operating Agreement for GCC, as at any time amended, replaced or extended in a manner which the Company determines is not materially more onerous to the Company, and (b) letters of credit in support of the obligations of the Financial Subsidiaries and the Insurance Subsidiaries in an aggregate amount not to exceed $5,000,000);

(iv) other secured Indebtedness incurred to finance the construction or acquisition of fixed assets, purchase money indebtedness and Capital Leases in an aggregate principal amount not to exceed $40,000,000 at any time;

(v) Patronage Dividend Certificates, Subordinated Redemption Notes, Capital Investment Notes, and any extensions or renewals thereof; and other obligations which are subordinated to the Obligations in a manner similar to the foregoing and which are incurred when no Default or Event of Default has occurred and remains continuing;

(vi) the Guaranty of any Indebtedness pursuant to Sections 8.6(h) or 8.6(i); and

(vii) other Indebtedness in an aggregate principal amount not to exceed $25,000,000.

(b) Debt to Capital. The Company will not permit Consolidated Adjusted Indebtedness at any time to exceed 60% of the sum of Consolidated Adjusted Indebtedness and Consolidated Tangible Net Worth. For the purposes of this Section 8.6(b), any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Indebtedness, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or refunding.

(c) Consolidated Tangible Net Worth. The Company will not permit as of the last day of any Fiscal Quarter Consolidated Tangible Net Worth to be less than the sum of (i) $88,000,000 plus (ii) an amount (but only if a positive number) equal to 50% of Consolidated Net Income for each Fiscal Year completed after the Closing Date minus (iii) the aggregate amount paid by the Company since the Closing Date in redeeming Class B Shares and Class E Shares pursuant to Section 8.6(f)(iv).

(d) Fixed Charge Coverage. The Company will not permit as of the last day of any Fiscal Quarter the ratio of (i) Consolidated EBITDAP to (ii) Fixed Charges to be less than 1.80 to 1.00 for the period consisting of the consecutive four fiscal quarters then ended.

(e) Indebtedness to Consolidated EBITDAP Ratio. As of the last day of each Fiscal Quarter of the Company, the Company shall not permit the ratio of (x) Indebtedness at such time to (y) Consolidated EBITDAP for the four Fiscal quarters of the Company then ended to be greater than 3.50 to 1.00.

(f) Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payments other than (i) Permitted Member Payments, (ii) Required Permitted Redemptions, and (iii) Distributions made by a Subsidiary of the Company to the Company or to another Subsidiary of the Company. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment, excluding distributions made by a Subsidiary of the Company to the Company or to another Subsidiary of the Company, but otherwise including, without limitation, any Permitted Member Payment or Required Permitted Redemptions, if (i) a Default or Event of Default has occurred and is continuing or (ii) the making of such Restricted Payment would result in the occurrence of a Default or Event of Default. Except for Required Permitted Redemptions, the Company will not redeem any Class B Shares without the prior written consent of the Required Noteholders, which consent will not be unreasonably withheld or delayed.

(g) Limitations on Affiliate Loans. The Company will not, and will not permit any Subsidiary to, make any loan to, or any payment on any Indebtedness for money borrowed from, any officer, employee, partner, Subsidiary or Affiliate if (i) a Default or Event of Default has occurred and is continuing or (ii) such loan or payment would result in the occurrence of a Default or Event of Default.

(h) Guaranties. The Company will not, and will not permit any of its Subsidiaries to, provide any Guaranty for any lease of equipment or real property by a member-patron or associate-patron if the aggregate annual scheduled rent under all such leases (excluding “percentage” rent or other contingent rent and payments made by the lessee for property taxes, insurance, utilities, common area maintenance charges and the like) would exceed $50,000,000 in the next calendar year.

(i) Restricted Investments. The Company will not, and will not permit any of its Subsidiaries to, make any Investments in any Financial Subsidiary or the Insurance Subsidiaries other than (i) Investments existing on the Closing Date listed on Item 8.6(i) of Schedule II; (ii) Investments in GCC to the extent necessary to comply with Section 8 of the Operating Agreement or Investments in any other Financial Subsidiary to the extent necessary to comply with a keep-well agreement similar to the Operating Agreement that has been approved by the Required Noteholders; (iii) Investments in the Insurance Subsidiaries required by insurance law statutes and regulations, and (iv) Investments in the Insurance Subsidiaries in compliance with the Company’s policy with respect to the capital of the Insurance Subsidiaries as such policy is established from time to time by the Board of Directors of the Company; provided, however, that the Company shall not, and shall not permit any of its Subsidiaries, to make any such Investments if as of the date of any such Investment and after giving effect to such Investment the Company and its consolidated Subsidiaries would fail to comply with any of the other financial covenants set forth in this Section 8.6.

(j) Mandatory Maintenance and Capital Expenditures. The Company shall make Maintenance and Capital Expenditures for the Property in each Fiscal Year in an amount not less than $10,000,000.

(k) Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP principles, rules or definitions from those principles, rules or definitions used in the preparation of the financial statements referred to in Section 3.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Company or the Required Noteholders may by notice to the Noteholders and the Company, respectively, require that the Noteholders and the Company negotiate in good faith to amend such covenants, standards and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same as if such change had not been made. No delay by the Company or the Required Noteholders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard or term is amended in accordance with this Section 8.6(k), financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles.

§8.7. Maintenance of Business. The Company will not, and will not permit any Subsidiary to, engage in any business other than the manufacture, processing and wholesale and retail distribution and sale of grocery and other food and non-food goods and the provision of financial, insurance and other services to its customers.

§8.8. Tax Consolidation. The Company will not, and will not permit any Subsidiary to, file or consent to the filing of any consolidated tax return with any other Person other than the Company and its Subsidiaries or be a party to or bound by or obligated under any tax sharing or similar agreement with any Person other than the Company and its Subsidiaries.

§8.9. Asset Levels of Subsidiaries. The Company will not permit all Subsidiaries, excluding the Subsidiary Guarantors, the Financial Subsidiaries and the Insurance Subsidiaries, to have total assets in an aggregate amount in excess of $1,000,000.

SECTION 9. EVENTS OF DEFAULT

§9.1. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than 5 Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Sections 5.1(e), 5.1(m), 5.1(n), 7.3(b), 7.5(a), 7.7, 7.9 or 8; or

(d) except as specifically permitted by this Agreement, the Security Agreements or the Deeds of Trust, there shall be any Transfer of all or any part of the Property; or

(e) the Company or any of its Subsidiaries, as applicable, defaults in the performance of or compliance with any term contained in the Debt Documents (other than those referred to in paragraphs (a), (b), (c) or (d) of this Section 9) and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 9), or within ninety (90) days after such earlier date if such default cannot reasonably be remedied within such 30-day period and the Company is proceeding diligently to remedy such default; or

(f) any representation or warranty made in writing by or on behalf of the Company or any of its Subsidiaries or by any officer of the Company or any of its Subsidiaries in this Agreement, the other Debt Documents or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

(g) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto; or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(h) the Company or any Subsidiary Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due; (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction; (iii) makes an assignment for the benefit of its creditors; (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; (v) is adjudicated as insolvent or to be liquidated; or (vi) takes corporate action for the purpose of any of the foregoing; or

(i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver,

trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within sixty (60) days; or

(j) there shall be a money judgment, writ or warrant of attachment or similar process entered or filed against the Company or any of the Subsidiary Guarantors which is not fully covered by insurance (subject to reasonable deductibles) and remains unvacated, unbonded, unstayed or unpaid or undischarged for more than thirty (30) days (whether or not consecutive) or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder, which, together with all such other unvacated, unbonded, unstayed, unpaid and undischarged judgments or attachments against the Company and any of its Subsidiaries exceeds in the aggregate $5,000,000;

(k) any non-monetary judgment, order or decree shall be rendered against the Company or any of the Subsidiary Guarantors which has a reasonable likelihood of resulting in a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(l) any material provision of the Debt Documents, for any reason other than the satisfaction in full of the Obligations thereunder, shall cease to be, or shall be asserted by the Company or any of its Subsidiaries not to be, a legal, valid and binding obligation of the Company or its applicable Subsidiaries, enforceable in accordance with its terms, and such occurrence has not been cured to Required Noteholders’ satisfaction within five (5) Business Days after the Company shall have received notice of such failure from the Collateral Agent or any Noteholder or within thirty (30) days of when a Responsible Officer shall have become aware thereof (whichever period is less); or

(m) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides postemployment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; or (vii) the Company or any ERISA Affiliate shall incur or be likely to incur a liability to or on account of a Pension Plan under Section 4062, 4063, 4064 or 4201 of ERISA; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(n) there shall occur any Change of Control; or

(o) if the Company or any of its Subsidiaries shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Company or such Subsidiary for a period of more than sixty (60) consecutive days, which suspension in the good faith judgment of the Noteholders would with reasonable likelihood be expected to have a Material Adverse Effect; or

(p) there shall have been a Material Adverse Change or any event which would be reasonably likely to result in a Material Adverse Effect, in the reasonable determination of Required Noteholders.

(As used in Section 9.1(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.)

SECTION 10. REMEDIES ON DEFAULT, ETC.

§10.1. Acceleration.

(a) If an Event of Default with respect to the Company described in paragraph (h) or (i) of Section 9 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Noteholders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a), (b), (c) or (d) of Section 9 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 10.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (A) all accrued and unpaid interest thereon and (B) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. A final determination of the Make-Whole Amount payable on a prepayment pursuant to any acceleration of the Notes pursuant to this Section 10.1 shall be made by the Noteholders as of the Settlement Date. The Company hereby acknowledges that its agreement to pay the Make-Whole Amount if the Notes are accelerated under this Section 10.1 was separately negotiated with the Purchasers, that the economic value of the various elements of this waiver and agreement was discussed, that the consideration given by the Company for the Notes was adjusted to reflect the specific waiver and agreement negotiated between the Company and the Purchasers and contained herein, and that this waiver is intended to comply state laws comparable to California Civil Code Section 2954.10.

§10.2. Remedies Upon an Event of Default. Upon the occurrence of an Event of Default hereunder and the acceleration of the Notes pursuant to Section 10.1, the Noteholders may, at their option, either on their own behalf or through the Collateral Agent, and in addition to all other rights and remedies available to the Noteholders, without further notice to the Company, do any one or more of the following:

(a) proceed to protect and enforce the rights, privileges and remedies granted to it by this Agreement, the Notes, the Environmental Indemnity Agreement and the Security Documents by such judicial proceedings as the Noteholders shall deem necessary or appropriate, either at law, in equity, in bankruptcy or otherwise, whether for specific enforcement of any covenant or agreement contained in the Notes, this Agreement, the Environmental Indemnity Agreement and the Security Documents or in aid of the exercise of any right, power, privilege or remedy therein or herein granted;

(b) Foreclose or otherwise enforce the Collateral Agent’s security interest in any manner permitted by law, or provided for in this Agreement, and exercise at any time all rights and remedies of a secured party under the Uniform Commercial Code in effect in the states where the respective Property is located, or for any foreclosure of the Property provided under the Security Documents and sale under any judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right or remedy granted or otherwise available to the Noteholders hereunder or under the other Debt Documents;

(c) Enter onto property where any Personal Property is located and take peaceful possession thereof with or without judicial action;

(d) Prior to the disposition of the Property, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Noteholders deem appropriate and in connection with such preparation and disposition, without charge, use any copyright, patent, technical process, permit, approval, license, consent or governmental approval used or held by the Company;

(e) Demand, sue for, collect or receive any money or property at any time payable to or receivable by the Company on account of or in exchange for any part of the Property;

(f) Secure the appointment of a receiver in accordance with applicable law;

(g) Sell, lease, or otherwise dispose of any Property in accordance with the applicable Security Document; and

(h) Take any other action and seek any other remedy available to a secured party under the law.

§10.3. Waiver of Appraisement, Valuation, etc. To the full extent it may lawfully do so, the Company, for itself and for any other Person who may claim through or under it, hereby (a) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any appraisal, valuation, stay, moratorium, extension or redemption laws, now or hereafter in force, or any rights of marshalling in the event of any sale of the Property or any part thereof or any interest therein, (b) waives all benefit or advantage of any such laws and waives and releases any and all such rights and covenants not to hinder, delay or impede the exercise of any right or remedy permitted herein, in the Security Agreements or in the Deeds of Trust but to suffer and permit every such right or remedy as though no such laws were in effect, (c) consents and agrees that the Property may be sold by the Noteholders as an entirety or in parts and (d) agrees that it will neither claim, demand or otherwise be entitled to any credit against or deduction from the principal of or Make-Whole Amount, if any, or interest on the Notes or any other sums which may become payable under the terms of this Agreement or any other Debt Documents by reason of the payment of any tax, assessment or other municipal or governmental charge or imposition on or relating to the Property or any part thereof, nor claim or otherwise be entitled to any deduction from the taxable or assessed value of the Property or any part thereof by reason of this Agreement or any other Debt Document.

§10.4. Waiver of Marshaling and Other Defenses. The Company hereby (a) waives any and all rights of marshaling and specifically agrees that in the event of foreclosure, whether by action or advertisement, all of the Property and all interests in the Property may, at the option of the Noteholders, be sold together, in a single sale, and (b) agrees that the Lien of the Security Documents as to the interests of the Company will not be released, impaired or subordinated by any amendment to or termination of any Debt Document, any extension of time or waiver of right or remedy under any Debt Document, or any other act, inaction or thing (except only a written amendment or termination of a Debt Document signed by all parties thereto that expressly releases, impairs or subordinates such Lien) which, but for this provision, would so release, impair or subordinate.

§10.5. Rescission of Acceleration. If (a) the outstanding principal amount of the Notes shall have become immediately due and payable, (b) no judgment or decree for any amounts so becoming due and payable shall have been entered, (c) all amounts of principal, Make-Whole Amount, if any, interest which shall have become due and payable in respect of all of the Notes otherwise than pursuant to any acceleration shall have been paid in full, including interest on all overdue principal, Make-Whole Amount, if any, and (to the extent permitted by applicable law) interest at the applicable rate or rates provided for in the Notes, (d) the Noteholders shall have been paid an amount sufficient to cover all costs and expenses of collection incurred by or on behalf of the Noteholders (including, without limitation, reasonable counsel fees and expenses), (e) all other Obligations then due and owing shall have been paid in full, and (f) every other Event of Default shall have been remedied or waived to the satisfaction of the Noteholders, then the Required Noteholders may, by written notice or notices to the Company, rescind and annul any acceleration of the Notes and its consequences, but no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon, or shall require any Noteholder to repay any interest, principal or Make-Whole Amount actually paid as a result of such acceleration.

§10.6. Remedies Cumulative. Each and every right, power and remedy herein or in the Security Documents specifically given to the Noteholders or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein or in the Security Documents specifically given or now or hereafter existing at law, in equity or by statute or otherwise, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Noteholders, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Noteholders in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

§10.7. Discontinuance of Proceedings. If the Noteholders shall have proceeded to enforce any right, power or remedy under the Security Documents by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Noteholders, then, and in every such case, the Company and the Noteholders shall be restored to their former positions and rights hereunder and under the Security Documents with respect to the Property, and all rights, powers and remedies of the Noteholders shall continue as if no such proceedings had been taken.

§10.8. Costs and Expenses, Attorneys’ Fees, etc. of the Noteholders. The Company shall pay all reasonable costs, fees and expenses of the Noteholders, their agents and counsel in connection with the enforcement of their rights hereunder and under the other Debt Documents, including, without limitation, (a) all such reasonable costs, fees and expenses incurred in connection with any “workout” or restructuring affecting the Debt Documents or any bankruptcy or similar proceeding involving the Company, and (b) the reasonable cost of any trustee’s sale guaranty or other title insurance coverage ordered in connection with any foreclosure proceedings hereunder, and shall pay all Taxes or other governmental charges or impositions imposed on the Noteholders by reason of their interest in the Notes, this Agreement, the Security Documents or the Property. The Company shall pay to the Noteholders on demand any reasonable costs and expenses, including reasonable attorneys fees and expenses, paid or incurred by the Noteholders in connection with the collection of any amount payable by the Company to the Noteholders hereunder, whether or not any legal proceeding is commenced hereunder and whether or not any Default or Event of Default shall have occurred and is continuing, together with interest thereon at the Overdue Rate from the date of payment or incurring by the Noteholders until paid by the Company.

§10.9. No Waiver, etc. No failure by the Noteholders to insist upon the strict performance of any term hereof or under the Security Documents or any other Debt Document,

or to exercise any right, power or remedy consequent upon a breach hereof or thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Agreement or the Security Documents, which shall continue in full force and effect with respect to any other then existing or subsequent breach. No waiver by the Noteholders of any Default or Event of Default shall be deemed to be a waiver of any other or similar, previous or subsequent Default or Event of Default. By accepting payment of any amount secured by the Security Documents after its due date, the Noteholders shall not be deemed to waive their right either to require prompt payment when due of all other amounts payable hereunder or under the Security Documents or any other Debt Document or to declare a default for failure to effect such prompt payment.

§10.10. Compromise of Actions, etc. Any action, suit or proceeding brought by the Noteholders (either directly or through the Collateral Agent) pursuant to any of the terms of this Agreement, the Security Documents or otherwise, and any claim made by the Noteholders hereunder or thereunder, may be compromised, withdrawn or otherwise dealt with by the Noteholders (either directly or through the Collateral Agent) upon notice to, but without approval of, the Company.

§10.11. Right of the Noteholders to Perform the Company’s Covenants, etc. If (a) the Company shall fail to make any payment or perform any act required to be made or performed by the Company hereunder or under the Notes or the Security Documents or the other Debt Documents which failure would constitute an Default or Event of Default, or (b) any action or proceeding is commenced that has or could have a materially adverse effect on the Noteholders’ interest in all or a portion of the Property or any part thereof, the Noteholders (either directly or through the Collateral Agent) with notice to, but without demand upon, the Company, and without waiving or releasing any Obligation, Default or Event of Default, may at any time thereafter make such appearances or such payment or perform such act for the account and at the expense of the Company, and may enter upon the Property for such purpose, and take all such action thereon as, in the Noteholders’ opinion, may be necessary or appropriate therefor, including, without limitation, payment, purchase, contest or compromise of any Lien that in the judgment of the Noteholders appears to be prior or superior to the Lien of the Security Documents. No such entry and no such action shall be deemed an eviction of any lessee of the Property or any part thereof. All sums so paid by the Noteholders and all reasonable costs and expenses, (including, without limitation, reasonable attorneys’ fees and expenses) so incurred, together with interest thereon at the Overdue Rate from the date of payment or incurring, shall constitute additional Obligations secured by the Security Documents and shall be paid by the Company to the Noteholders on demand.

SECTION 11. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

§11.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

§11.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A-1 or Exhibit A-2, respectively. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 4.2.

§11.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

§11.4. Effect of Transfer or Exchange. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same respective obligations, and entitled to the same security and benefits under the Security Documents, as the Notes surrendered upon such registration of transfer or exchange. The Company shall not be required to register the transfer of or exchange any surrendered Note as above provided during the ten-day period preceding the due date of any payment of principal of or interest on such Note.

SECTION 12. PAYMENTS ON NOTES

§12.1. Place of Payment. Subject to Section 12.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Los Angeles, California, at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in the United States or the principal office of a bank or trust company in the United States.

§12.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 12.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by no later than 12:00 noon Champaign, Illinois time on the date specified for payment by the method and at the address specified for such purpose below your name in Schedule I, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 12.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 11.2. The Company will afford the benefits of this Section 12 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 12.2.

§12.3. Set Off. In addition to any other rights any holder of the Notes may have under law or in equity, if any amount shall at any time be due and owing by the Company to any holder under this Agreement or the Notes, each holder of the Notes is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such holder owing to the Company and any other property of the Company held by such holder to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to any holder under this Agreement and the Notes.

§12.4. Sharing of Payments. If, other than as expressly provided elsewhere herein, any holder of the Notes shall obtain on account of the Notes held by it any payment (whether voluntary, involuntary, under any agreement or instrument executed pursuant to this Agreement or any guaranty or security for the Notes, through the exercise of any right of set off or otherwise) in excess of its ratable share, such holder shall immediately (a) notify the other holders of the Notes of such fact, and (b) purchase from the other holders of the Notes such participations in the Notes made by them as shall be necessary to cause such purchasing holder to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing holder, such purchase shall to that extent be rescinded and each other holder of the Notes shall repay to such purchasing holder the purchase price paid therefor, together with an amount equal to such paying holder’s ratable share (according to the proportion of (i) the amount of such paying holder’s required repayment to (ii) the total amount so recovered from the purchasing holder) of any interest or other amount paid or payable by the purchasing holder in respect of the total amount so recovered. The Company agrees that any holder of the Notes so purchasing a participation from another holder of the Notes may, to the fullest extent permitted by applicable law, exercise all its rights of payment (including any right of set off) with respect to such participation as fully as if such holder were the direct creditor of the Company in the amount of such participation.

SECTION 13. EXPENSES; FUNDING INDEMNITY

§13.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

§13.2. Indemnity For Funds Availability At Closing. In connection with the Closing under this Agreement, the Company is requesting that you make available for funding an amount equal to the aggregate purchase price of the Notes to be purchased by you. If, for any reason (other than your intentional misconduct or gross negligence), the Closing does not occur as scheduled under Section 1.3, the Company hereby agrees to protect, indemnify and hold you harmless from and against any and all losses, liabilities, obligations, expenses (including, with limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against you in any way resulting from, caused by or arising out of the failure of the Closing to occur as scheduled under Section 1.3, including, without limitation, any and all losses resulting from the inability to reinvest any amounts reserved, set aside or otherwise to be made available at the scheduled Closing at a rate of interest equal to or greater than the rate of interest on the Notes. The obligations of the Company under this Section 13 shall survive the payment or prepayment of the Notes and the termination of this Agreement.

§13.3. Survival. The obligations of the Company under this Section 13 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 14. SURVIVAL OF REPRESENTATIONS; ENTIRE AGREEMENT

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 15. AMENDMENT AND WAIVER

§15.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4 or 19 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 10 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 6, 9.1(a), 9.1(b), 10, 12.3, 12.4, 15 or 18.

§15.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 15 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

§15.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 15 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

§15.4. Notes held by Company. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 16. NOTICES

All notices and communications provided for hereunder or under any Subsidiary Guaranty shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a) if to you or your nominee, to you or it at the address specified for such communications in Schedule I, or at such other address as you or it shall have specified to the Company in writing,

(b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

(c) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the Noteholders in writing; or

(d) if to any Subsidiary Guarantor, to such Subsidiary Guarantor at its address set forth on Schedule III, or at such other address as such Subsidiary Guarantor shall have specified to the Noteholders in writing.

Notices under this Section 16 will be deemed given only when actually received, or if delivery is refused, will be deemed to have been given when such delivery is refused. Each holder of a Note will also send a copy of notices and communications to the Company to the attention of the Secretary of the Corporation, but failure to do so will not affect the effectiveness of any notice sent as provided in clause (c) above.

SECTION 17. REPRODUCTION OF DOCUMENTS

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 17 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 18. CONFIDENTIAL INFORMATION

For the purposes of this Section 18, “Confidential Information” means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 5.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 18, (iii) any other holder of any Note or the Collateral Agent, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the NAIC or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to you, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which you are a party or (D) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 18 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 18.

SECTION 19. SUBSTITUTION OF PURCHASER

You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 4. Upon receipt of such notice, wherever the word “you” is used in this Agreement (other than in this Section 19), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “you” is used in this Agreement (other than in this Section 19), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 20. INTERPRETATION OF AGREEMENT

§20.1. Definitions. Except as the context shall otherwise require, the terms in the Glossary attached hereto shall have the meanings set forth therein for all purposes of this Agreement.

§20.2. Directly or Indirectly. Any provision in this Agreement referring to action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.

§20.3. Accounting Terms. All accounting terms used herein that are not otherwise expressly defined shall have the respective meanings given to them in accordance with GAAP at the particular time.

§20.4. Independence of Covenants. Each covenant made by the Company herein is independent of each other covenant so made. The fact that the operation of any such covenant permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by the operation of the provisions of any other covenant herein.

§20.5. Headings. The headings of the Sections and other subdivisions of this Agreement have been inserted for convenience of reference only and shall not be deemed to constitute a part thereof.

SECTION 21. MISCELLANEOUS

§21.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

§21.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

§21.3. No Partnership. Neither the execution or delivery of this Agreement or any of the other agreements or instruments executed and delivered or contemplated to be executed and delivered in order to consummate the transactions contemplated hereby, nor the performance of this Agreement or any of such other agreements or instruments, shall constitute you or any subsequent holder of a Note as a partner or a joint venturer in or of the Company or any Subsidiary, or shall constitute or evidence the agreement of any of such Persons to undertake or assume any liabilities or share in any losses of the Company or any Subsidiary.

§21.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

§21.5. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

§21.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

§21.7. Additional Security. Without notice to or consent of the Company, and without impairment of the Lien and rights created by the Security Documents, the Noteholders may accept from the Company or from any other Person additional security for the obligations secured hereby. Neither the execution of the Security Documents nor the acceptance of any such additional security shall prevent the Noteholders from resorting first to such additional security, or first to the security created by the Security Documents, or concurrently, to both, in any case without affecting the Noteholders’ Lien and rights under the Security Documents.

§21.8. Integration. This Agreement together with all exhibits and schedules hereto, the Security Documents, the Notes and the other Debt Documents constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

§21.9. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THIS AGREEMENT HAS BEEN NEGOTIATED WITH REFERENCE TO THE LAWS OF, AND IS BEING MADE AND DELIVERED IN, THE STATE OF CALIFORNIA.

§21.10. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, OR ANY OBLIGATIONS HEREUNDER OR THEREUNDER, MAY BE BROUGHT IN A COURT OF RECORD IN THE STATE OF CALIFORNIA OR IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN SUCH STATE. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 16;

(d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY

SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

(e) AGREES THAT ANY PARTY HERETO RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANOTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

§21.11. Judicial Reference. THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE OR RETIRED JUDGE APPLYING THE APPLICABLE LAW. THEREFORE, SAID PARTIES AGREE TO REFER, FOR A COMPLETE AND FINAL ADJUDICATION, ANY AND ALL ISSUES OF FACT OR LAW INVOLVED IN ANY LITIGATION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ALL DISCOVERY AND LAW AND MOTION MATTERS, PRETRIAL MOTIONS, TRIAL MATTERS, AND POST-TRIAL MOTIONS (E.G., MOTIONS FOR RECONSIDERATION, NEW TRIAL AND TO TAX COSTS, ATTORNEYS’ FEES AND PREJUDGMENT INTEREST)) UP TO AND INCLUDING FINAL JUDGMENT, BROUGHT TO RESOLVE ANY DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT, UNDER ANY STATUTE OR OTHERWISE) BETWEEN AND AMONG SAID PARTIES ARISING OUT OF, CONNECTED WITH OR RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES IN CONNECTION WITH THE NOTE PURCHASE DOCUMENTS OR THE TRANSACTIONS RELATED THERETO, TO A JUDICIAL REFEREE WHO SHALL BE APPOINTED UNDER A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. THE REFEREE’S DECISION WILL STAND AS THE DECISION OF THE COURT, WITH JUDGMENT TO BE ENTERED ON HIS/HER STATEMENT OF DECISION IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. SAID PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE, WITH AT LEAST FIVE YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS. IN THE EVENT THAT SAID PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE NON-PREVAILING PARTY SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE UNLESS THE REFEREE OTHERWISE PROVIDES IN THE STATEMENT OF DECISION.

If the foregoing is satisfactory to you, please sign the form of acceptance on the enclosed counterparts hereof and return the same to the Company, whereupon this Agreement, as so accepted, shall become a binding contract among you and each of the undersigned.

Very truly yours,

UNIFIED WESTERN GROCERS, INC.,
a California corporation

By:	/s/ Christine Neal
Christine Neal
Vice President and Treasurer

[Signatures of Purchasers follow on separate pages]

[Signature page to Agreement for John Hancock Life Insurance Company]

JOHN HANCOCK LIFE INSURANCE COMPANY, as Collateral Agent and a Noteholder

By:	/s/ Dwayne Bertrand
Dwayne Bertrand
Managing Director

[Signature page to Agreement for John Hancock Variable Life Insurance Company]

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/s/ Dwayne Bertrand
Dwayne Bertrand
Authorized Signatory

[Signature page to Agreement for Signature 3 Limited]

SIGNATURE 3 LIMITED

By:	John Hancock Life Insurance Company, as Portfolio Advisor

	By:	/s/ Dwayne Bertrand
Dwayne Bertrand
Managing Director

[Signature page to Agreement for The Long-Term Investment Trust]

JPMORGAN CHASE BANK, as Directed Trustee for The AT&T Long-Term Investment Trust

By:	/s/ Mark Carnevale
Name:	Mark Carnevale
Title:	Vice President

[Signature page to Agreement for Signature 6 Limited]

SIGNATURE 6 LIMITED

By:	John Hancock Life Insurance Company, as Portfolio Advisor

	By:	/s/ Dwayne Bertrand
Dwayne Bertrand
Managing Director

[Signature page to Agreement for John Hancock Reassurance Company Ltd.]

JOHN HANCOCK REASSURANCE COMPANY LTD.

By:	/s/ Dwayne Bertrand
Dwayne Bertrand
Authorized Signatory

GLOSSARY TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

The terms defined in this Glossary include the plural as well as the singular and the singular as well as the plural. Except as otherwise indicated, all the agreements or instruments herein defined mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement. References in a document to statutes, sections or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding or supplementing the statute, section or regulation referred to; the words including, “includes” and “include” are deemed to be followed by the words “without limitation” or “but not limited to” or words of similar import; references in a document to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to those of such document unless otherwise indicated; and references to a Person includes such Person’s successors and permitted assigns.

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any Person beneficially owning or holding, directly or indirectly, 15% or more of any class of Voting Stock of the Company or any Subsidiary and (c) any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 30% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. A member-patron or associate-patron of the Company shall not be deemed to be an Affiliate of the Company solely because a Person that is an Affiliate of such member-patron or associate-patron is a director of the Company.

“Anti-Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism).

“Applicable Law” has the meaning set forth in Section 7.1 of the Deeds of Trust.

“Bakery” means the real property owned by the Company at 457 East Martin Luther King Boulevard, Los Angeles, California 90011, all Improvements thereon and all other property located on or associated with such site in which the Collateral Agent has a Lien pursuant to the Security Documents prior to the Closing Date.

“Blended Notes” means the Existing Notes which are not Continuing Notes.

“Business Day” means (a) for the purposes of Section 6.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any

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day other than a Saturday, a Sunday or a day on which commercial banks in Los Angeles, California, or New York, New York, are required or authorized to be closed.

“Capital Expenditures” means all payments made for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one (1) year and which are required to be capitalized under GAAP, including such expenditures financed with Capital Lease Obligations.

“Capital Investment Notes” means Indebtedness of United Grocers, Inc. in the aggregate principal amount not to exceed $31,500,000, evidenced by notes issued pursuant to that certain Indenture, dated as of February 1, 1978, by and between United Grocers, Inc. and United States National Bank of Oregon, and subsequent Supplemental Indentures.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Change of Control” means the occurrence after the Closing Date of: (i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing greater than forty percent (40.0%) of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) any Person, or two or more Persons acting in concert, acquiring by contract or otherwise, or entering into a contract or arrangement which, upon consummation, will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing greater than forty percent (40.0%) of the combined voting power of all securities of the Company entitled to vote in the election of directors.

“Closing” is defined in Section 1.4 of this Agreement.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral Agency Agreement” means the Amended and Restated Collateral Agency Agreement dated on or about the date hereof, in form and substance reasonably satisfactory to the Collateral Agent, as amended from time to time.

“Collateral Agent” means John Hancock Life Insurance Company (fka John Hancock Mutual Life Insurance Company), as collateral agent for itself and the other Noteholders under the Collateral Agency Agreement.

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“Company” means Unified Western Grocers, Inc., a California corporation.

“Confidential Information” is defined in Section 18 of this Agreement.

“Consolidated Adjusted Indebtedness” means, as of any date of determination, (and without duplication), (a) the consolidated Indebtedness of the Company on such date, minus (b) Indebtedness of the Financial Subsidiaries and the Insurance Subsidiaries, minus (c) Indebtedness in respect of Operating Lines of Credit, minus (d) Indebtedness in respect of Subordinated Redemption Notes, and plus (e) Patronage Dividend Certificates, determined in accordance with GAAP.

“Consolidated Assets” means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Consolidated EBITDAP” means, as measured at any date of determination, for any period, an amount equal to the sum of (a) Consolidated Net Income (before extraordinary non-cash items and non-cash items in respect of discontinued operations), plus (b) Interest Expense, plus (c) provisions for income taxes, plus (d) depreciation, plus (e) amortization, plus (f) other non-cash expenses in an aggregate amount not to exceed $16,500,000, plus (g) patronage dividends. Consolidated EBITDAP shall be adjusted on a pro forma basis to reflect an acquisition or disposition of assets involving consideration in excess of $10,000,000 that occurs after the Closing Date, for the entirety of the applicable period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall in any event be excluded net income or gain during such period from (i) any extraordinary gains or losses and (ii) any discontinued operations or the disposition thereof.

“Consolidated Tangible Net Worth” means, at any time,

(a) the gross book amount (prior to any deduction for depreciation or other reserves) of all assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus

(b) the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

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(c) accumulated depreciation and amortization and other reserves, minus

(d) the net book amount of all assets (other than deferred taxes and prepaid taxes and other prepaid expenses) of the Company and its Subsidiaries which would be shown as deferred assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

(e) the net book amount of all assets of the Company and its Subsidiaries (after deducting any reserves applicable thereto) which would be shown as intangible assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, plus

(f) the aggregate book amount of Patrons’ Required Deposits, plus

(g) the aggregate book value of the principal amount of all Patronage Dividend Certificates that are first payable after the final maturity date of the Notes, and plus

(h) the aggregate principal amount of Subordinated Redemption Notes.

“Continuing Notes” means each of, and collectively,

(i) Senior Secured Note No. 90471*AA5 issued by the Company on September 29, 1999 in the original principal amount of $4,000,000 to John Hancock Life Insurance Company (then known as John Hancock Mutual Life Insurance Company) (“John Hancock”), which Note is currently held by John Hancock, has an outstanding principal balance on the date hereof of $2,533,361.31, and all accrued interest on said Note through December 31, 2005 has been paid;

(ii) Senior Secured Note No. 90471*AA5 issued by the Company on September 8, 2004 in the original principal amount of $2,995,685.73 to Wells Fargo Bank N.A. FBO Signature 6 2001-1 Custodial Account (“Signature 6”), which Note is currently held by Signature 6, has an outstanding principal balance on the date hereof of $2,587,194.80, and all accrued interest on said Note through December 31, 2005 has been paid;

(iii) Senior Secured Note No. 90471*AA5 issued by the Company on March 1, 2004 in the original principal amount of $1,471,236.83 to Kane & Co., nominee for JPMorgan Chase Bank, as Directed Trustee for The AT&T Long Term Investment Trust (“ATT”), which Note is currently held by ATT, has an outstanding principal balance on the date hereof of $1,212,846.28, and all accrued interest on said Note through December 31, 2005 has been paid;

(iv) Senior Secured Note No. 90471 *AB3 issued by the Company on September 29, 1999 in the original principal amount of $500,000 to Embassy & Co., nominee for John Hancock Reassurance Company Ltd. (“JHR”), which Note is currently held by JHR and has an outstanding principal balance of $500,000, and all accrued interest on said Note through December 31, 2005 has been paid;

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(v) Senior Secured Note No. 90471*AB3 issued by the Company on September 29, 1999 in the original principal amount of $1,500,000 to Hare & Co., nominee for Signature 3 Limited (“Signature 3”), which Note is currently held by Signature 3 and has an outstanding principal balance of $1,500,000, and all accrued interest on said Note through December 31, 2005 has been paid;

(vi) Senior Secured Note No. 90471#AB3 issued by the Company on September 29, 1999 in the original principal amount of $500,000 to John Hancock, which Note is currently held by John Hancock, and has an outstanding principal balance of $500,000, and all accrued interest on said Note through December 31, 2005 has been paid; and

(vii) Senior Secured Note No. 90471#AB3 issued by the Company on March 1, 2004 in the original principal amount of $2,000,000 to AT&T, which Note is currently held by AT&T, and has an outstanding principal balance of $2,000,000, and all accrued interest on said Note through December 31, 2005 has been paid.

“Continuing Notes Amortization Payment” has the meaning set forth in Section 1.6.

“Continuing Notes Maturity Date” has the meaning set forth in Section 1.3.

“Debt Documents” means collectively, the Notes, the Note Purchase Agreement, the Deeds of Trust, the Security Agreements, the Collateral Agency Agreement, the Environmental Indemnity Agreement, the Subsidiary Guaranties and all other instruments, agreements and documents executed in connection with the foregoing, and any and all amendments thereto.

“Deeds of Trust” means collectively each Amended and Restated Deed of Trust with Assignment of Rents and Fixture Filing, dated on or about the date hereof, in form and substance reasonably satisfactory to the Collateral Agent, to be recorded against the Real Property, as amended from time to time.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Distribution” means, in respect of any corporation, association or other business entity:

(a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

(b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

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“Due Inquiry” means any and all inquiry, investigation and analysis which a prudent Person would undertake and complete with diligence with the intent of coming to as complete an understanding as reasonably possible of facts or circumstances, and shall include, but shall not be limited to, a review of relevant records in such Person’s possession and inquiry of appropriate employees, officers and directors.

“Environmental Indemnity Agreement” means the Amended and Restated Environmental Indemnity Agreement, dated on or about the date hereof, in form and substance reasonably satisfactory to the Collateral Agent, as amended from time to time.

“Environmental Laws” has the meaning set forth in the Environmental Indemnity Agreement.

“Equity Securities” means any of the Class A Shares, Class B Shares and Class E Shares of the capital stock of the Company as authorized on the Closing Date by the Company’s articles of incorporation and Bylaws (but not additional classes hereafter created unless approved by the Required Noteholders), whether currently outstanding or hereafter issued, including any such securities which are required by GAAP to be classified as other than equity, whether now or in the future.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific section of ERISA shall include such section, any regulations promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

“ERISA Affiliate” means any Person that is under “common control” with the Company or any Subsidiary (within the meaning of Section 414(b) or (c) of the Code or Section 4001(b) of ERISA).

“ERISA Termination Event” means (a) a “reportable event” (within the meaning of Section 4043 of ERISA) with respect to a Pension Plan (other than a “reportable event” as to which the PBGC has by regulation waived the 30-day notice requirement under Section 4043 of ERISA); provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code shall be an ERISA Termination Event regardless of the issuance of any waivers under Section 412(d) of the Code; (b) the withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” (within the meaning of Section 4001(a)(2) of ERISA); (c) the complete or partial withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan under Section 4201 or 4204 or ERISA; (d) the receipt by the Company, any Subsidiary or any ERISA Affiliate of notice from a Multiemployer Plan that is in reorganization or insolvent under Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; (e) the providing of a notice of intent to terminate a Pension Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings by the PBGC to terminate a Pension Plan or the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA; (g) the receipt by the Company, any Subsidiary or any ERISA Affiliate

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of a notice from any Multiemployer Plan that any action described in clause (f) has been taken with respect to that Multiemployer Plan; or (h) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

“Event of Default” is defined in Section 9.1 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Existing Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of September 29, 1999, among the Company and the purchasers listed in Schedule A thereto, as amended from time to time prior to the date hereof.

“Existing Notes” means the $120,000,000 in original aggregate principal amount of Senior Notes issued under the Existing Note Purchase Agreement, as amended from time to time prior to the date hereof. Each of the Existing Notes is either a Blended Note or a Continuing Note.

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“Financial Statements” has the meaning set forth in Section 3.5 of this Agreement.

“Financial Subsidiaries” means any one or more of (a) GCC, or (b) any wholly owned Subsidiary of GCC that is organized after the date hereof, designated as a Financial Subsidiary in a writing delivered to the Noteholders at the time of its organization, and engaged solely in the business conducted by Grocers Capital.

“Financing Statements” means the UCC-1 financing statements and fixture filings duly executed or authorized for filing by the Company and each Subsidiary Guarantor, as the case may be, as debtor, in favor of the Collateral Agent, for the benefit of itself and the other Noteholders, as secured party, and caused to be filed prior to the date thereof or concurrently with the Closing, or amended at such time in the jurisdictions requested by the Collateral Agent.

“Fiscal Quarter” means a fiscal quarter of the Company, as the same may be adjusted from time to time to coincide with changes in the Company’s Fiscal Year.

“Fiscal Year” means (a) the Fiscal Year of the Company consisting of a 52-week fiscal period ending October 1, 2005, and (b) the Fiscal Years of the Company thereafter consisting of a 52- or 53-week fiscal period ending on the Saturday nearest to September 30.

“Fixed Charges” means, as of each date of determination, the sum of (a) Interest Charges for the twelve-month period ending on that date, and (b) the amount of all scheduled

7

payments of principal in respect of Indebtedness during the twelve-month period following that date, provided that the amount calculated in (b) shall exclude (i) all liabilities in respect to Operating Lines of Credit extended to the Company, (ii) all liabilities of any Financial Subsidiary or any Insurance Subsidiary, and (iii) any Guaranty by any Financial Subsidiary or Insurance Subsidiary of Indebtedness of any Person that is not an Affiliate of the Company.

“GAAP” means, as of the date of any determination with respect thereto, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, consistently applied and maintained throughout the periods indicated.

“GCC” means Grocers Capital Company, a California corporation and a wholly owned Subsidiary of the Company, and all Subsidiaries thereof.

“Governmental Authority” means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing (whether by reason of being a general partner of a partnership or otherwise) any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof;

provided, however, that any leasing by the Company, as lessee, of real or personal property that the Company in turn subleases to a member-patron or associate-patron shall not be a Guaranty for purposes of this Agreement. In any computation of the indebtedness or other

8

liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Harris Revolving Credit Agreement” means that certain Secured Revolving Credit Agreement, dated as of December 5, 2003, among the Company, Harris, N.A., as Agent, and the lenders party thereto.

“Hazardous Material” has the meaning set forth in the Environmental Indemnity Agreement.

“Hereof”, “herein”, “hereunder” and other words of similar import shall be construed to refer to the agreement as a whole in which such terms and other words are contained and not to any particular Section or other subdivision.

“Improvements” has the meaning as defined in the Deeds of Trust with respect to the Property covered by the Deeds of Trust.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock, Equity Securities or other stock or equity interests;

(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, and all reimbursement or other obligations of such Person in respect of letters of credit or bankers’ acceptances;

(c) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(d) all liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(e) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; and

(f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

provided, however, that (i) Guaranties of leases by the Company permitted by Section 8.6(h) shall not be deemed Indebtedness for purposes of Section 8.6(b) of this Agreement, and (ii) Indebtedness of Financing Subsidiaries and Insurance Subsidiaries, and Patronage Dividend Certificates, Patron’s Required Deposits, Equity Securities and Subordinated

9

Redemption Notes, will not be deemed Indebtedness for purposes of Sections 8.6(b) and 8.6(e) of this Agreement.

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Insurance Subsidiaries” means (a) Grocers and Merchants Insurance Services, a California corporation, (b) Springfield Insurance Company, a California corporation, Springfield Insurance Limited, a Bermuda corporation, and (c) all Subsidiaries of the foregoing.

“Interest Charges” means, with respect to any period, the interest expense of the Company and its Subsidiaries in accordance with GAAP.

“Investment” means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise.

“knowledge” means actual knowledge and any knowledge that could have been discovered after Due Inquiry.

“Lien” means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, civil law, statute, civil code or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien, privilege, security interest or other encumbrance arising from a mortgage, deed of trust, hypothecation, cession, transfer, assignment, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. “Lien” shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. A Person shall be deemed to be the owner of any property that such Person has acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

“Local Government” means a municipal or county government.

“Maintenance and Capital Expenditures” means all expenditures for the maintenance, improvement or acquisition of fixed or capital assets whether such expenditures are expenses or capitalized under GAAP.

“Make-Whole Amount” is defined in Section 6.6.

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“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Notes and the other Debt Documents, or (c) the validity or enforceability of this Agreement, the Notes or the other Debt Documents.

“Multi-employer Plan” means any Plan that is a “multi-employer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Net Proceeds Amount” means, with respect to any Transfer by any Person, an amount equal to the difference of (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

“New Notes Maturity Date” has the meaning set forth in Section 1.3 of the Agreement.

“Noteholder” means any Person in whose name any Note is registered pursuant to Section 11.1 of this Agreement.

“Note Purchase Agreement” means this Agreement, dated as of January __, 2006, among the Company and the Purchasers (including the annexed Exhibits and Schedules).

“Notes” has the meaning set forth in Section 1.2 of this Agreement.

“Obligations” means:

(a) all principal of and interest and premium, if any, due on the Notes from time to time outstanding (including, without limitation, any Make-Whole Amount), and of all other items payable under the Debt Documents and any modifications, extensions or renewals thereof (including, without limitation, (i) modifications of the required principal, interest and/or payment dates, deferring or accelerating said payment dates in whole or in part, and/or (ii) modifications, extensions or renewals at a different rate of interest, whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes);

(b) payment, satisfaction, observance and performance of all other debts, obligations, covenants, agreements, and liabilities of the Company to the Noteholders arising out of, connected with, or related to the Notes and the Debt Documents and the

11

transactions contemplated thereby (including, without limitation, all interest, fees, charges, expenses, attorneys’ fees and accountants’ fees); and

(c) with respect to each of the foregoing, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all amendments, revisions or renewals thereof.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Operating Agreement” means the Third Amended and Restated Operating Agreement dated as of October 2, 2000, between GCC and the Company.

“Operating Line of Credit” means any Indebtedness outstanding under (a) the Harris Revolving Credit Agreement, and (b) any credit facility in substitution for the Harris Revolving Credit Agreement or any subsequent credit facility provided that the provisions thereof do not cause or result in the occurrence of an Event of Default hereunder.

“Other Taxes” has the meaning set forth in Section 1.10(b) of this Agreement.

“Outstanding,” with respect to any of the Notes, means, as of the date of determination, all Notes theretofore delivered pursuant to this Agreement, except Notes theretofore cancelled or delivered for cancellation and Notes in exchange or replacement for which other Notes have been delivered pursuant to this Agreement; provided, however, that in determining whether the holders of the requisite aggregate unpaid principal amount of Notes outstanding have given any notice or taken any action, Notes held or owned, directly or indirectly, by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding.

“Overdue Rate” has the meaning given to such term in Section 1.6 of this Agreement.

“Patronage Dividend Certificates” means “Patronage Dividend Certificates” as defined in Article 1, Section 5.A of the Company’s Bylaws as in effect on the Closing Date.

“Patrons’ Required Deposits” means the cash deposits required by the Company of its patrons that are contractually subordinated and subject to the prior payment in full of the Notes pursuant to agreements substantially identical to the “Member-Patron Subordination Agreements” used by the Company on the date hereof, a copy of which has been delivered to the Purchasers.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

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“Pension Plan” means any Plan that is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA).

“Permitted Liens” means:

(a) Liens securing taxes, assessments, governmental charges or levies, statutory Liens of landlords and Liens of carriers, warehousemen, materialmen, mechanics and other like Persons that are not yet due or the payment of which is not then required by Section 8.5 of this Agreement; provided, however, that this paragraph (a) shall not be deemed to permit any Liens which may be imposed pursuant to Section 4068 of ERISA or Section 412(n) of the Code;

(b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the obligor shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured;

(c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations; provided, however, that (A) any such Lien shall not be created in connection with and shall not secure Indebtedness for money borrowed, (B) any obligation secured by any such Lien shall not be overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings during which there is no right to exercise remedies and adequate book reserves have been established in accordance with generally accepted accounting principles, and (C) all such Liens, pledges and deposits shall not in the aggregate materially impair the use or value of the properties of the Company or any Subsidiary in the operation of its respective businesses; and, provided further, that this clause (c) shall not be deemed to permit any Liens which may be imposed pursuant to Section 4068 of ERISA or Section 412(n) of the Code;

(d) all current real property taxes and assessments not yet delinquent or the payment of which is not then required by Section 8.5 of this Agreement;

(e) (i) the encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real property set forth on Schedule B to the title policies securing the Deeds of Trust, and (ii) if entered into or permitted by the Company in the ordinary course of business after the Closing Date, minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real property, which do not materially affect the use or operation of the property affected thereby or otherwise materially impair the value thereof;

(f) Liens on any property acquired or constructed by the Company or any of its Subsidiaries in the ordinary course of business, securing Indebtedness incurred;

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provided that (i) any such Lien attaches to such property concurrently with, or within 90 days after, the acquisition or construction thereof, (ii) such Lien attaches solely to the property so acquired or constructed in such transaction, and the proceeds and products thereof and any related insurance proceeds, and (iii) the principal amount of the Indebtedness secured by any such Lien shall at the time of the incurrence thereof not exceed an amount equal to 90% of the Fair Market Value of such property at the time of such acquisition or construction; and

(g) any Lien renewing, extending or refunding any Lien permitted by paragraph (f) above, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

(h) the Liens listed on Item 3.10(b) of Schedule II.

“Permitted Member Payments” means distributions of patronage dividends to the Company’s member-patrons and associate-patrons as contemplated by Article VII of the Company’s Bylaws as in effect on the Closing Date.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Personal Property” means collectively the Unified Personal Property and the Subsidiary Personal Property.

“Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that the Company or any ERISA Affiliate maintains, contributes to or is obligated to contribute to for the benefit of employees or former employees of the Company, any Subsidiary or any ERISA Affiliate.

“Preferred Stock” means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property” means all of the right, title and interest of the Company and each Subsidiary Guarantor in and to all real, personal or mixed, tangible or intangible property pledged to the Collateral Agent under the Security Documents, including, without limitation, the Real Property and the Personal Property.

“Purchaser” means each Person named in Schedule I to this Agreement.

“Purchasers’ Counsel” means Bingham McCutchen LLP.

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“Real Property” means collectively the real property described in Section 3.10(a) of Schedule II.

“Redeemable Class B Shares” means, at any time, outstanding Class B Shares of the Company that are redeemable by the Company pursuant to its Bylaws as in effect on the Closing Date. “Class B Shares” means the Class B shares of the Company as provided for in the Articles of Incorporation and the Bylaws of the Company as in effect on the Closing Date.

“Report Date” has the meaning set forth in Section 3.3 of this Agreement.

“Required Noteholders” means, at any time, holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes owned by the Company or any of its Affiliates).

“Required Permitted Redemptions” means all purchases by the Company of one or more shares of its Class A Shares from its terminated member-patrons, its Class B Shares and its Class E Shares, in each case (a) as provided for in, and subject to the limitations set forth in, the Company’s Bylaws as in effect on the Closing Date, (b) so long as such purchase is permitted under the California Corporations Code and (c) no Default or Event of Default has occurred and is continuing.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

“Restricted Payment” means

(a) any Distribution in respect of the Company or any Subsidiary of the Company (other than on account of capital stock or other equity interests of a Subsidiary of the Company owned legally and beneficially by the Company or another Subsidiary of the Company), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock, and

(b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Company or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred).

For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (i) the Fair Market Value of such property (as determined in good faith by the Board of Directors (or equivalent governing body) of the Person making such Restricted Payment) and (ii) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

“Retail Subsidiaries” means Crown Grocers, Inc. and its Subsidiaries (including Sav Max).

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“Rule 144A” means Rule 144A under the Securities Act, as presently in effect and as hereafter amended from time to time, or any superseding or substituted rule adopted by the Commission from time to time.

“Sale Property” has the meaning set forth in Section 1.8 of the Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security” has the meaning set forth in section 2(1) of the Securities Act.

“Security Agreements” means collectively the Unified Security Agreement and the Subsidiary Security Agreements.

“Security Documents” means any security agreements, pledge agreements and other agreements or documents executed and delivered by the Company or any Subsidiary Guarantor in favor of the Collateral Agent in order to provide Liens in and to all or any portion of its or their assets or properties to secure the Obligations, including the Security Agreements, the Deeds of Trust and the Collateral Agency Agreement.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Significant Subsidiary” means any Financial Subsidiary, any Insurance Subsidiary, any Subsidiary Guarantor or any Subsidiary of the Company which, pursuant to the terms hereof, is required to be a Subsidiary Guarantor.

“Subordinated Debt” means any Indebtedness that is in any manner subordinated in right of payment or security in any respect to Indebtedness evidenced by the Notes, including, without limitation, Indebtedness represented by Patronage Dividend Certificates and Subordinated Redemption Notes.

“Subordinated Redemption Notes” means subordinated redemption notes at any time in an aggregate amount not to exceed $7,538,000, issued by the Company to member-patrons to redeem Class B Shares in excess of the minimal applicable Patrons’ Required Deposits, so long as the subordination provisions relating to such Subordinated Redemption Notes are no less favorable to the Noteholders than those that relate to the Patronage Dividend Certificates under the Indenture.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns more than 50% of the Voting Stock of such corporation, association or entity. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

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“Subsidiary Guarantors” means (a) as of the Closing Date all of the Subsidiaries of the Company listed on Schedule III hereto, and (b) at any time after the Closing Date all of the foregoing Subsidiaries and all of the Subsidiaries of the Company which have after the Closing Date executed a Subsidiary Guaranty and a Subsidiary Security Agreement, with appropriate date and reference changes, in favor of the Collateral Agent (except to the extent the Collateral Agent has released any such Subsidiary Guarantor therefrom).

“Subsidiary Guaranty” when used in the singular and “Subsidiary Guaranties” when used in the plural means any and all Amended and Related Subsidiary Guaranty Agreements, dated on or about the date hereof, in form and substance reasonably satisfactory to the Collateral Agent, executed by each of the Subsidiary Guarantors in favor of the Noteholders and any and all amendments thereto.

“Subsidiary Personal Property” means the collateral described on Attachment 1 of the Subsidiary Security Agreement.

“Subsidiary Security Agreement” means the Amended and Restated Security Agreement from each Subsidiary Guarantor, as debtor, in favor of the Collateral Agent, as secured party, dated on or about the date hereof, in form and substance reasonably satisfactory to the Collateral Agent, and amendments thereto.

“Subsidiary Stock” means the Voting Stock (or any options or warrants to purchase Voting Stock or other Securities exchangeable for or convertible into Voting Stock) of any Subsidiary.

“Tranche A Amortization Payment” has the meaning set forth in Section 1.6.

“Tranche B Amortization Payment” has the meaning set forth in Section 1.6.

“Tranche A Notes” has the meaning set forth in Section 1.2.

“Tranche B Notes” has the meaning set forth in Section 1.2.

“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock; provided, that the granting of a Lien shall not constitute a Transfer.

“Unified” means the Company.

“Unified Personal Property” means the collateral described in Section 2.2 of the Unified Security Agreement.

“Unified Security Agreement” means the Amended and Restated Security Agreement from the Company, as debtor, in favor of the Collateral Agent, dated on or about the date hereof, in form and substance reasonably satisfactory to the Collateral Agent, and all amendments thereto.

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“Voting Stock” means, with respect to any Person, the capital stock or other equity interests of any class (however designated) of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the Board of Directors (or other governing body) of such Person.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

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SCHEDULE I

To Note Purchase

Agreement

PURCHASERS OF THE NOTES

A.	Existing Notes

Name of Noteholder	Date of Note	Original Principal Amount	Type of Note	Outstanding Principal Amount After 1/1/06 Installment Payment
John Hancock Life Insurance Company	September 29, 1999	$39,500,000	Tranche A	$25,017,855.23
John Hancock Life Insurance Company	September 29, 1999	$13,000,000	Tranche A	$8,234,119.00
John Hancock Life Insurance Company	September 29, 1999	$4,000,000	Tranche A	$2,533,361.31	**
John Hancock Life Insurance Company	June 30,2005	$2,713,416.97	Tranche A	$2,531,778.00
John Hancock Life Insurance Company	May 5, 2004	$3,783,874.73	Tranche A	$3,166,669.00
John Hancock Variable Life Insurance Company	September 29, 1999	$8,500,000	Tranche A	$5,383,391.55
JPMorgan Chase Bank, as Directed Trustee for The AT&T Long-Term Investment Trust (Kane & Co. as nominee)	March 1, 2004	$1,471,236.83	Tranche A	$1,212,846.28	**
Signature 6 Limited (Wells Fargo Bank as nominee)	September 8, 2004	$2,995,685.73	Tranche A	$2,587,194.80	**

			Total	$50,667.215.17

Schedule I-1

Name of Noteholder	Date of Note	Original Principal Amount	Type of Note	Outstanding Principal Amount After 1/1/06 Installment Payment
John Hancock Life Insurance Company	September 29, 1999	$18,000,000	Tranche B	$18,000,000
John Hancock Life Insurance Company	September 29, 1999	$12,000,000	Tranche B	$12,000,000
John Hancock Life Insurance Company	September 29, 1999	$4,000,000	Tranche B	$4,000,000
John Hancock Life Insurance Company	September 29, 1999	$500,000	Tranche B	$500,000	**
John Hancock Life Insurance Company	September 29, 1999	$500,000	Tranche B	$500,000
John Hancock Variable Life Insurance Company	September 29, 1999	$1,000,000	Tranche B	$1,000,000
JPMorgan Chase Bank, as Directed Trustee for The AT&T Long-Term Investment Trust (Kane & Co. nominee)	March 1, 2004	$2,000,000	Tranche B	$2,000,000	**
Signature 3 Limited (Hare & Co. nominee)	September 29, 1999	$1,500,000	Tranche B	$1,500,000	**
John Hancock Reassurance Company Ltd. (Embassy & Co. as nominee)	September 29, 1999	$500,000	Tranche B	$500,000	**

			Total:	$40,000,000

**denotes	Continuing Notes

Schedule I-2

B.	Amended and Restated Notes

Name of Purchaser	Type of Note	Original Principal Amount
John Hancock Life Insurance Company	Tranche A Note	$34,366,197.19
John Hancock Life Insurance Company	Tranche A Note	$4,507,042.25
John Hancock Life Insurance Company	Tranche B Note	$27,600,000.02
John Hancock Life Insurance Company	Tranche B Note	$12,814,285.71
John Hancock Variable Life Insurance Company	Tranche A Note	$1,126,760.56
John Hancock Variable Life Insurance Company	Tranche B Note	$5,585,714.27

	Total:	$86,000,000.00

Note proceeds funded at closing by John Hancock Life Insurance Company - $5,837,103.94

Note proceeds funded at closing by John Hancock Variable Life Insurance Company - $329,083.28

Schedule I-3

C.	Notice to Agent

John Hancock Life Insurance Company

200 Clarendon Street

Boston, Massachusetts 02117

Attention: Bond and Corporate Finance Dept., T-57

Fax: (617) 572-1165

with a copy to:

John Hancock Life Insurance Company

2520 Venture Oaks Way

Suite 120

Sacramento, CA 95833

Attn: Dwayne Bertrand

Fax: (916) 922-4777

D.	Schedule of Information for Payments

1.	All payments to any of the Purchasers other than Signature 3 Limited on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds, for credit, not later than 12:00 o’clock, Chicago time, to:

Bank One, Illinois

ABA No. 071000013

Account of: John Hancock Collection Account

Account Number: 617423884

On order of Unified Western Grocers, Inc., Loan Nos. 517526.11,

517535.11, 163842-514492.11 and 163852-514535.11

Contemporaneously with the above wire transfer, advice setting forth:

(1)	the full name, interest rate and maturity date of the Notes or other obligations;

(2)	allocation of payment between principal and interest and any special payment; and

(3)	name and address of Bank (or Trustee) from which wire transfer was sent

Schedule I-4

This information shall be delivered or faxed and mailed to:

John Hancock Life Insurance Company

Agricultural Investment Service Center

201 Knollwood Drive, Suite A

Champaign, IL 61820-7594

Attention: Catherine Schweighart

Phone No.: (217) 356-6464

Fax: (217) 356-1031

John Hancock Life Insurance Company

200 Clarendon Street

Boston, MA 02117

Attention: Bond and Corporate Finance Dept.

Fax: (617) 572-1165

2.	All payments to Signature 3 Limited on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

Hare & Co.

c/o The Bank of New York

ABA No. 021000018

BNF: IOC566

FCC: No. 99292

for further credit to Signature 3 Limited, Account 99292

On Order of: Unified Western Grocers PPN Nos. 90471* AA5 and 90471* AB3

[Full name, interest rate and maturity date of the Notes or other obligations]

Contemporaneous with the above wire transfer, advice setting forth:

(1)	the full name, interest rate and maturity date of the Notes or other obligations;

(2)	allocation of payment between principal and interest and any special payment; and

Schedule I-5

(3)	name and address of Bank (or Trustee) from which wire transfer was sent shall be delivered or faxed and mailed to:

This information shall be delivered or faxed and mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, MA 02117

Attention: Manager Investment Accounting Division, B-3

Fax: (617) 572-0628

E.	Notices Regarding the Issuer

A copy of any notices relating to change in issuer’s name, jurisdiction of organization, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or mailed to John Hancock Life Insurance Company, 200 Clarendon Street, Boston, MA 02117, Attention: Investment Law Division, T-30. Fax: (617) 572-9269.

Schedule I-6

SCHEDULE OF INFORMATION

JOHN HANCOCK LIFE INSURANCE COMPANY

1.	All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

John Hancock Life Insurance Company

Agricultural Investment Service Center

201 Knollwood Drive, Suite A

Champaign, IL 61820-7594

Attention: Catherine Schweighart

Phone No.: (217) 356-6464

Fax: (217) 356-1031

with a copy to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, MA 02117

Attention: Bond & Corporate Finance Dept.

Fax: (617) 572-1165

2.	All other notices, communications, etc. shall be delivered or mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, MA 02117

Attention: Bond & Corporate Finance Dept.

Fax: (617) 572-1165

with a copy to:

John Hancock Life Insurance Company

2520 Venture Oaks Way

Suite 120

Sacramento, CA 95833

Attn: Dwayne Bertrand

Fax: (916) 922-4777

3.	All securities shall be registered in the name of: John Hancock Life Insurance Company.

4.	Tax I.D. No. 04-1414660

Schedule I-7

SCHEDULE OF INFORMATION

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

1.	All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

John Hancock Life Insurance Company

Agricultural Investment Service Center

201 Knollwood Drive, Suite A

Champaign, IL 61820-7594

Attention: Catherine Schweighart

Phone No.: (217) 356-6464

Fax: (217) 356-1031

with a copy to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, MA 02117

Attention: Bond & Corporate Finance Dept.

Fax: (617) 572-1165

2.	All other notices, communications, etc. shall be delivered or mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, MA 02117

Attention: Bond & Corporate Finance Dept.

Fax: (617) 572-1165

with a copy to:

John Hancock Life Insurance Company

2520 Venture Oaks Way

Suite 120

Sacramento, CA 95833

Attn: Dwayne Bertrand

Fax: (916) 922-4777

3.	All securities shall be registered in the name of: John Hancock Variable Life Insurance Company.

4.	Tax I.D. No. 04-26640167.

Schedule I-8

SCHEDULE OF INFORMATION

SIGNATURE 3 LIMITED

1.	All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed AND mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, MA 02117

Attention: Manager (Investment Accounting) Division, B-3

Fax: (617) 572-0628

2.	All other notices, communications, etc. shall be delivered or mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, MA 02117

Attention: Bond and Corporate Finance Group

Fax: (617) 572-1165

with a copy to:

John Hancock Life Insurance Company

2520 Venture Oaks Way

Suite 120

Sacramento, CA 95833

Attn: Dwayne Bertrand

Fax: (916) 922-4777

3.	Execution documents shall be executed as follows:

Signature 3 Limited
By:	John Hancock Life Insurance Company, as Portfolio Advisor

By:
[Authorized Officer]

4.	All securities shall be registered in the name of: Hare & Co.

5.	Tax I.D. No.: Not Applicable.

Schedule I-9

SCHEDULE OF INFORMATION

SIGNATURE 6 LIMITED

1.	All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed AND mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, MA 02117

Attention: Manager (Investment Accounting) Division, B-3

Fax: (617) 572-0628

2.	All other notices, communications, etc. shall be delivered or mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, MA 02117

Attention: Bond and Corporate Finance Group

Fax: (617) 572-1165

with a copy to:

John Hancock Life Insurance Company

2520 Venture Oaks Way

Suite 120

Sacramento, CA 95833

Attn: Dwayne Bertrand

Fax: (916) 922-4777

3.	Execution documents shall be executed as follows:

Signature 6 Limited
By:	John Hancock Life Insurance Company, as Portfolio Advisor

By:
[Authorized Officer]

4.	All securities shall be registered in the name of: Wells Fargo Bank N.A. FBO Signature 6 2001-1 Custodial Account

6.	Tax I.D. No.: Not Applicable.

Schedule I-10

SCHEDULE OF INFORMATION

JPMORGAN CHASE BANK, AS DIRECTED TRUSTEE FOR

THE AT&T LONG-TERM INVESTMENT TRUST

1.	All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed AND mailed to:

JPMorgan Chase Bank

MetroTech Center, 5th Floor

Brooklyn, NY 11245

Attention: Robert M. Lauer

Facsimile: (718) 242-2319

2.	All other notices, communications, etc. shall be delivered or mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, MA 02117

Attention: Bond and Corporate Finance Group

Fax: (617) 572-1165

with a copy to:

JPMorgan Chase Bank

MetroTech Center, 5th Floor

Brooklyn, NY 11245

Attention: Robert M. Lauer

Facsimile: (718) 242-2319

3.	Execution documents shall be executed as follows:

JPMORGAN CHASE BANK, as Directed Trustee for The AT&T Long-Term Investment Trust

By:
Its:

4.	All securities shall be registered in the name of: Kane & Co.

5.	Federal Tax Identification Number: 13-3187026

Schedule I-11

SCHEDULE OF INFORMATION

JOHN HANCOCK REASSURANCE COMPANY LTD.

1.	All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed AND mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, Massachusetts 02117

Attention: Manager, Investment Accounting Division, B-3

Facsimile: (617) 572-0628

and:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, Massachusetts 02117

Attention: Investment Law Division, T-50

Facsimile: (617) 572-1165

and:

State Street Bank & Trust Company

Insurance Services, 2nd Floor

801 Pennsylvania Avenue

Kansas City, MO 64105

Attention: Brian Tulp

Facsimile: (816) 871-9648

2.	All other notices, communications, etc. shall be delivered or mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, Massachusetts 02117

Attention: Bond and Corporate Finance Group

Facsimile: (617) 572-1165

Schedule I-12

and:

State Street Bank & Trust Company

Insurance Services, 2nd Floor

801 Pennsylvania Avenue

Kansas City, MO 64105

Attention:     Brian Tulp

Facsimile:     (816) 871-9648

3.	Execution documents shall be executed as follows:

John Hancock Reassurance Company Ltd.

By:
Dwayne Bertrand
Authorized Signatory

4.	All securities shall be registered in the name of: SnowyHorn & Co.

5.	Federal Tax Identification Number: 04-3126890

Schedule I-13

SCHEDULE II

To Note Purchase

Agreement

INFORMATION TO BE FURNISHED TO

THE PURCHASERS

All schedules included under Schedule II to Note Purchase Agreement have been omitted. The Company agrees to furnish the SEC, supplementally, with a copy of any omitted schedule upon request.

Schedule II-1

SCHEDULE III

To Note Purchase

Agreement

SUBSIDIARY GUARANTORS

1.	Crown Grocers, Inc.

2.	Grocers Development Center, Inc.

3.	Grocers Specialty Company

4.	Sav Max Foods, Inc.

The address of each Subsidiary Guarantor’s is 5200 Sheila Street, Commerce, California 90040.

Schedule III-1

EXHIBIT A-1

To Note Purchase

Agreement

FORM OF TRANCHE A NOTES

UNIFIED WESTERN GROCERS, INC.

7.157% Amended and Restated

Senior Secured Note

due January 1, 2016

PPN: 90471# AC 1	January , 2006
SSNA -	San Francisco, California

Unified Western Grocers, Inc., a California corporation (the “Company”), for value received, hereby promises to pay to [                    ] or registered assigns, the principal sum of [                    ] AND NO/100 DOLLARS ($            ) on January 1, 2016 (the “New Notes Maturity Date”); and to pay interest on the unpaid principal balance hereof until this Note shall become due and payable in accordance with the terms hereof or of that certain Amended and Restated Note Purchase Agreement dated as of January     , 2006 (the “Agreement”) among the Company, John Hancock Life Insurance Company and the other purchasers therein (whether at maturity, by acceleration or otherwise) at the fixed rate of 7.157% per annum. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. If the Company shall have paid or agreed to pay any interest or Make-Whole Amount on this Note in excess of that permitted by law, then it is the express intent of the Company and the holder hereof that all excess amounts previously paid or to be paid by the Company be applied to reduce the principal balance of this Note, and the provisions hereof immediately be deemed reformed and the amounts thereafter collectable hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but also so as to permit the recovery of the fullest amount otherwise called for hereunder.

Accrued interest on this Note shall be due and payable on the first Business Day of each month (each, an “Installment Date”), commencing on February 1, 2006. On January 1, 2011 and on the first of each month thereafter to and including the month immediately preceding January 1, 2016, the Company will pay the Tranche A Amortization Payment without payment of the Make-Whole Amount or any premium. Notwithstanding anything to the contrary contained herein or in any Note, however, the final payment due under each Note (whether at maturity, by acceleration or otherwise) shall be in an amount sufficient to pay in full all outstanding principal

Exhibit A-1-1

thereon together with all accrued interest and premium due hereon. The aggregate outstanding principal balance of this Note shall be due on the New Notes Maturity Date.

In the event any installment of principal, Make-Whole Amount or interest is not paid as and when such sum is due, a late charge shall accrue in the amount of two percent (2%) of such overdue installment, and shall be due and payable immediately. If the Company shall fail to pay any payment when such sum is due, whether by acceleration, maturity or otherwise, this Note shall bear interest on all outstanding principal, Make-Whole Amount, if any, and (to the extent permitted by applicable law) interest, at the Overdue Rate.

This Note is one of a series of Amended and Restated Senior Secured Notes issued in the aggregate principal amount of $86,000,000 pursuant to the Agreement, and is entitled to the benefits thereof. Payment of principal, Make-Whole Amount, if any, and interest shall be made to the holder hereof in accordance with Section 12 of the Agreement. As and to the extent provided in the Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without premium and in other cases with premium. The Company agrees to make required prepayments on account of this Note in accordance with the provisions of the Agreement. Under certain circumstances, as specified in the Agreement, the principal of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Agreement.

The payment of principal of and Make-Whole Amount, if any, and interest on this Note has been unconditionally secured by the Company by Liens on the Property and an absolute assignment of rents pursuant to the Deeds of Trust and the Security Agreements. Executed counterparts of the Security Agreements, the Deeds of Trust and the other Security Documents are available for examination at the office of the Company maintained pursuant to Section 7.9 of the Agreement.

This Note has not been registered under the Securities Act of 1933, as amended, or the laws of any state and may be transferred in whole or in part only pursuant to an effective registration statement under such Act and applicable state laws or under an exemption from such registration available under such Act and applicable state law. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary. This Note may be transferred only to an Institutional Investor (as defined in the Agreement).

The Company agrees to perform and observe duly and punctually each of the covenants and agreements set forth in the Agreement, subject to the terms and conditions set forth therein. All such covenants, agreements, terms and conditions are incorporated by reference in this Note, and this Note shall be interpreted and construed as if all such covenants, agreements, terms and conditions were set forth in full in this Note at this place.

Exhibit A-1-2

This Note shall be governed by and construed in accordance with the law of the State of California.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

UNIFIED WESTERN GROCERS, INC.,
a California corporation

By:
Christine Neal
Vice President and Treasurer

Exhibit A-1-3

EXHIBIT A-2

To Note Purchase

Agreement

FORM OF TRANCHE B NOTES

Unified Western Grocers, Inc.

6.421% Amended and Restated

Senior Secured Note

due January 1, 2016

PPN: 90471# AD 9	January , 2006
SSNB -	San Francisco, California

Unified Western Grocers, Inc., a California corporation (the “Company”), for value received, hereby promises to pay to [                    ] or registered assigns, the principal sum of [                    ] AND NO/100 DOLLARS ($            ) on January 1, 2016 (the “New Notes Maturity Date”); and to pay interest on the unpaid principal balance hereof until this Note shall become due and payable in accordance with the terms hereof or of that certain Amended and Restated Note Purchase Agreement dated as of January     , 2006 (the “Agreement”) among the Company, John Hancock Life Insurance Company and the other purchasers therein (whether at maturity, by acceleration or otherwise) at the fixed rate of 6.421% per annum. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. If the Company shall have paid or agreed to pay any interest or Make-Whole Amount on this Note in excess of that permitted by law, then it is the express intent of the Company and the holder hereof that all excess amounts previously paid or to be paid by the Company be applied to reduce the principal balance of this Note, and the provisions hereof immediately be deemed reformed and the amounts thereafter collectable hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but also so as to permit the recovery of the fullest amount otherwise called for hereunder.

Accrued interest on this Note shall be due and payable on the first Business Day of each month (each, an “Installment Date”), commencing on February 1, 2006. On January 1, 2011 and on the first of each month thereafter to and including the month immediately preceding January 1, 2016, the Company will pay the Tranche B Amortization Payment, without payment of the Make-Whole Amount or any premium. Notwithstanding anything to the contrary contained herein or in any Note, however, the final payment due under each Note (whether at maturity, by acceleration or otherwise) shall be in an amount sufficient to pay in full all outstanding principal thereon together with all accrued interest and premium due hereon. The

Exhibit A-2-1

aggregate outstanding principal balance of this Note shall be due on the New Notes Maturity Date.

In the event any installment of principal, Make-Whole Amount or interest is not paid as and when such sum is due, a late charge shall accrue in the amount of two percent (2%) of such overdue installment, and shall be due and payable immediately. If the Company shall fail to pay any payment when such sum is due, whether by acceleration, maturity or otherwise, this Note shall bear interest on all outstanding principal, Make-Whole Amount, if any, and (to the extent permitted by applicable law) interest, at the Overdue Rate.

This Note is one of a series of Amended and Restated Senior Secured Notes issued in the aggregate principal amount of $86,000,000 pursuant to the Agreement, and is entitled to the benefits thereof. Payment of principal, Make-Whole Amount, if any, and interest shall be made to the holder hereof in accordance with Section 12 of the Agreement. As and to the extent provided in the Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without premium and in other cases with premium. The Company agrees to make required prepayments on account of this Note in accordance with the provisions of the Agreement. Under certain circumstances, as specified in the Agreement, the principal of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Agreement.

The payment of principal of and Make-Whole Amount, if any, and interest on this Note has been unconditionally secured by the Company by Liens on the Property and an absolute assignment of rents pursuant to the Deeds of Trust and the Security Agreements. Executed counterparts of the Security Agreements, the Deeds of Trust and the other Security Documents are available for examination at the office of the Company maintained pursuant to Section 7.9 of the Agreement.

This Note has not been registered under the Securities Act of 1933, as amended, or the laws of any state and may be transferred in whole or in part only pursuant to an effective registration statement under such Act and applicable state laws or under an exemption from such registration available under such Act and applicable state law. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary. This Note may be transferred only to an Institutional Investor (as defined in the Agreement).

The Company agrees to perform and observe duly and punctually each of the covenants and agreements set forth in the Agreement, subject to the terms and conditions set forth therein. All such covenants, agreements, terms and conditions are incorporated by reference in this Note, and this Note shall be interpreted and construed as if all such covenants, agreements, terms and conditions were set forth in full in this Note at this place.

Exhibit A-2-2

This Note shall be governed by and construed in accordance with the law of the State of California.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

UNIFIED WESTERN GROCERS, INC.,
a California corporation

By:
Christine Neal
Vice President and Treasurer

Exhibit A-2-3

EXHIBIT B

Matters to be Covered in

Opinion of Special Counsel to the Company

1. Each of the Company and the Subsidiary Guarantors being duly organized, validly existing and in good standing and having requisite corporate power and authority to own its properties, to operate its business, to issue and sell the Notes and to execute and deliver the Debt Documents.

2. Due authorization and execution of the Debt Documents by the Company and each Subsidiary Guarantor and such documents being legal, valid, binding and enforceable.

3. No conflict of the Company or any Subsidiary Guarantor with charter documents, laws, judgments, orders, decrees or other agreements.

4. All California and federal consents required to issue and sell the Notes and to execute and deliver the Debt Documents having been obtained by the Company and each Subsidiary Guarantor.

5. No litigation involving the Company or any Subsidiary Guarantor questioning validity of documents.

6. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

7. No violation of Regulations T, U or X of the Federal Reserve Board.

8. Attachment and perfection (by filing) of personal property collateral.

9. The Company is not an “investment company” under the Investment Company Act of 1940, as amended.

Exhibit B

SCHEDULE I	Purchasers of the Notes

SCHEDULE II	Information to be Furnished to the Purchasers

EXHIBIT A	Form of Notes

EXHIBIT B	Form of Company Counsel Opinion

GLOSSARY